UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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ASHWORTH, INC.

(Name of Registrant as Specified in Its Charter)
N/A

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD THURSDAY, MAY 29, 2008
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD THURSDAY, MAY 29, 2008
PROPOSAL NO. 1.
THE COMPANY’S DIRECTOR NOMINEES
CONTINUING DIRECTORS
PROPOSAL NO. 2
PROPOSAL NO. 3
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
EQUITY COMPENSATION PLAN INFORMATION
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
ANNUAL REPORT
INCORPORATION BY REFERENCE
OTHER MATTERS

ASHWORTH, INC.
2765 Loker Avenue West
Carlsbad, California 92010
(760) 438-6610
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, MAY 29, 2008
     The 2008 Annual Meeting of Stockholders of Ashworth, Inc., a Delaware corporation (the “Company”), will be held at Company’s corporate headquarters at 2765 Loker Avenue West, Carlsbad, California 92010, on Thursday, May 29, 2008 at 8:00 A.M. local time to:
1.	Elect three Class III directors of the Company to serve for the ensuing three years;

2.	Approve amendments to the Company’s Amended and Restated 2000 Equity Incentive Plan (the “2000 Incentive Plan”) to increase the number of shares available thereunder by 500,000, extend the term of the 2000 Incentive Plan by an additional eight years and re-approve the material terms of the performance goals of the 2000 Incentive Plan;

3.	Ratify the selection of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2008; and

4.	Transact any other business properly coming before the Annual Meeting and any adjournments or postponements thereof.
     These proposals are discussed in more detail in the attached Proxy Statement. Stockholders of record at the close of business on April 1, 2008 will be entitled to vote at the annual meeting or any postponement or adjournment thereof. Please read the enclosed proxy statement carefully, as it contains important information.
     All stockholders, even those not planning to personally attend the Annual Meeting, are urged to sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope to ensure representation of your shares. Even if you submit a proxy card, you may still vote in person at the 2008 Annual Meeting of Stockholders.
     The Company’s Board of Directors unanimously recommends that you vote FOR the above proposals.
By the order of the Board of Directors
/s/ Halina Balys
Halina Balys
Secretary
April 21, 2008

ASHWORTH, INC.
2765 Loker Avenue West
Carlsbad, California 92010
(760) 438-6610
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, MAY 29, 2008
     This proxy statement is furnished by the Board of Directors (the “Board”) of Ashworth, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies for use at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment thereof. The Annual Meeting will be held at Company’s corporate headquarters at 2765 Loker Avenue West, Carlsbad, California 92010, on Thursday, May 29, 2008 at 8:00 A.M. local time. All proxies will be voted in accordance with the stockholders’ instructions contained therein. Proxies returned without instructions will be voted (1) FOR the Company’s nominees, as described in this proxy statement and on the enclosed proxy card, (2) FOR approval of the amendments to the Company’s Amended and Restated 2000 Equity Incentive Plan (the “2000 Incentive Plan”) to increase the number of shares available thereunder by 500,000, extend the term of the 2000 Incentive Plan by an additional eight years and re-approve the material terms of the performance goals of the 2000 Incentive Plan under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and (3) FOR ratification of the Audit Committee’s appointment of Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2008. The Company anticipates that it will mail this proxy statement and the accompanying proxy on or about April 21, 2008 to all stockholders of the Company entitled to vote at the Annual Meeting.
     Any stockholder signing and returning the enclosed proxy may revoke it at any time before it is voted at the Annual Meeting by: (i) providing a timely, later-dated written revocation of proxy to the Secretary of the Company; (ii) providing a timely, later-dated amended proxy to the Secretary of the Company; or (iii) voting in person at the Annual Meeting.
Shares Outstanding and Voting Rights
     All voting rights are vested exclusively in the holders of the Company’s common stock, $.001 par value per share. Only stockholders of record at the close of business on April 1, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. On the Record Date, the Company had 14,713,511 shares of common stock outstanding, with each share entitled to one vote on all matters to be voted upon at the Annual Meeting, including with respect to the election of directors.
Votes Required
     The conduct of business at the Annual Meeting requires a quorum, meaning that stockholders representing a majority of the votes eligible to be cast must be present in person or represented by proxy. Under applicable law and the Company’s certificate of incorporation and bylaws, abstentions and broker non-votes—proxies submitted by brokers that do not indicate a vote on any of the items—count toward the quorum.
     If a quorum is present, directors will be elected by a plurality of the votes cast; the three nominees receiving the highest total number of votes will be elected. Thus, abstentions and broker non-votes have no effect on the election of directors. Approval of the amendment to the 2000 Incentive Plan to increase the number of shares available thereunder by 500,000, extend the term of the 2000 Incentive Plan by an additional eight years and re-approve the material terms of the performance goals of the 2000 Incentive Plan requires the affirmative vote of a majority of shares present and voting, in person or by proxy, at the Annual Meeting. Therefore, abstentions count as votes against approval of the amendment to the 2000 Incentive Plan, while broker non-votes have no effect because they are not counted as present and voting. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on the proposal to amend the 2000 Incentive Plan. Ratification of the Audit Committee’s appointment of Moss Adams as its independent registered public accounting firm requires the affirmative vote of a majority of shares present and voting, in person or by proxy, at the Annual Meeting. Therefore, abstentions count as votes against ratification of the appointment of Moss Adams, while broker non-votes have no effect because they are not counted as present and voting.
Solicitation of Proxies
     The Company’s directors, officers and employees may solicit proxies personally or by telephone, without additional salary or compensation to them. The Company will reimburse brokerage houses, custodians, fiduciaries and other nominees for the cost of forwarding proxy solicitation materials to the beneficial owners of the Company’s stock held of record by such persons.
     The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to stockholders, will be borne by the Company.
PROPOSAL NO. 1.
ELECTION OF DIRECTORS
     The Company’s Board is divided into three classes with staggered three-year terms. Article 10 of the Company’s certificate of incorporation provides for three classes of directors, each generally consisting of one-third of the total number of directors. At each Annual Meeting of Stockholders, the directors of the class up for election are generally elected for a term of three years.
     The Company currently has two Class I directors, four Class II directors and three Class III directors, whose current terms expire, respectively, at the 2009, 2010 and 2008 Annual Meetings of Stockholders (in all cases subject to the election and qualification of their successors or their earlier death, resignation or removal). Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated David M. Meyer, James G. O’Connor and John W. Richardson as Class III directors.
     The Class III directors elected at the 2008 Annual Meeting of Stockholders will serve until the 2011 Annual Meeting of Stockholders (subject to the election and qualification of their successors or their earlier death, resignation or removal). All directors have confirmed to the Company that they are willing to serve for the terms indicated.
     The Board recommends that you vote your shares FOR the election of: David M. Meyer, James G. O’Connor and John W. Richardson, as Class III directors.
THE COMPANY’S DIRECTOR NOMINEES

				Present	New
			Director	Term	Term
	Age	Title	Since	Expires	Expires

Class III

David M. Meyer (2) (4)	39	Chairman of the Board	2006	2008	2011

James G. O’Connor (1) (2)	65	Director, Compensation and Human Resources Committee Chairman	2005	2008	2011

John W. Richardson (1) (2)	63	Director	2005	2008	2011
CONTINUING DIRECTORS

				Present
			Director	Term
	Age	Title	Since	Expires

Class I

John M. Hanson, Jr. (1) (3)	68	Director, Audit Committee Chairman	1994	2009

James B. Hayes (2) (3)	70	Director	2004	2009

Class II

Detlef H. Adler (2) (3)	49	Director	2006	2010

Stephen G. Carpenter (1) (3) (4)	68	Director, Corporate Governance and Nominating Committee Chairman	1999	2010

Michael S. Koeneke (2) (4)	61	Director, Special Committee Chairman	2007	2010

Eric S. Salus (4)	54	Director	2007	2010

(1)	Member of the Audit Committee.

(2)	Member of the Compensation and Human Resources Committee.

(3)	Member of the Corporate Governance and Nominating Committee.

(4)	Member of the Special Committee.
     There are no family relationships among the directors, director nominees and executive officers of the Company. The principal occupation of each director and director nominee for the last five years, as well as other information, is set forth below.
Detlef H. Adler. Mr. Adler is the Chief Executive Officer of the Seidensticker Group, which is both a supplier of woven shirts to the Company and a significant stockholder of the Company (owning approximately 5% of the outstanding shares). Mr. Adler has been with Seidensticker since 1994 and served as the Chief Financial Officer from 1994 to 1996, when he was named its Chief Executive Officer. From 1989 to 1994, he served as the Director of Finance for Goldwell AG, then a subsidiary of Kao Corp. Japan, where he oversaw the finance-related functions of all international subsidiaries.
Stephen G. Carpenter. Mr. Carpenter was a commercial banker for 36 years and has been retired since 1998. He was with California United Bank and served as Chairman and Chief Executive Officer from 1994 to 1998 and President and Chief Executive Officer from 1992 to 1994. Prior to 1992, Mr. Carpenter served as Vice Chairman of Security Pacific Bank for three years, as Executive Vice President with Wells Fargo Bank for seven years, and as Senior Vice President of First National Bank of Boston for 17 years. He also served as a director of the Los Angeles Board of the Federal Reserve Bank of San Francisco. Currently, Mr. Carpenter serves as the non-employee Chairman of California United Bank, a commercial bank formed in 2004 and opened in June 2005.
John M. Hanson, Jr. Mr. Hanson is a certified public accountant. He was a stockholder and officer of the accounting firm John M. Hanson & Co. from 1968 until his retirement in 1998. He now practices as a tax specialist for a limited number of clients.
James B. Hayes. In July 2001, Mr. Hayes retired as President and Chief Executive Officer of Junior Achievement, Inc., a not-for-profit organization providing economic education for young people in the U.S. and throughout the world. Mr. Hayes served as Chairman of Junior Achievement’s national board of directors from 1991 to 1993 and as a board member from 1987 to 1995. Prior to 1995, Mr. Hayes had a 35-year career in magazine publishing. He was Publisher of FORTUNE Magazine from 1986 to 1994. Mr. Hayes also served as Publisher of DISCOVER Magazine from 1984 to 1986, and Advertising Sales Director of MONEY Magazine from 1982 to 1984. He held a number of executive positions with SPORTS ILLUSTRATED from 1959 to 1982.
Michael S. Koeneke. Mr. Koeneke is a Managing Member of Knightspoint Partners LLC, an investment firm he co-founded in 2003. Since 2004, Mr. Koeneke has served as a member of the Board of Directors of CPI Corp., a consumer services company that operates the Sears Portrait Studios. Mr. Koeneke joined the Board of Directors of Sharper Image Corporation in 2006. Mr. Koeneke was the co-head and then the Chairman of Global Mergers and Acquisitions at Merrill Lynch & Co. from 1993 to 2002. Prior to that, Mr. Koeneke was the Head of Global Mergers and Acquisitions at Credit Suisse First Boston.
David M. Meyer. Mr. Meyer is a Managing Member of Knightspoint Partners LLC, an investment firm he co-founded in 2003. Since 2004, Mr. Meyer has served as Chairman of the

Board of Directors of CPI Corp., a consumer services company that operates the Sears Portrait Studios, and served, from 2004 to 2005, as a member of the interim Office of the Chief Executive of CPI Corp. Mr. Meyer served on the Board of Directors of Sharper Image Corporation from July 2006 to August 2007 and formerly served as Chairman of its Compensation Committee. From 1995 to 2002, Mr. Meyer served in various capacities at Credit Suisse First Boston, including as a director in the Mergers and Acquisitions and Global Industrial and Services Groups in the firm’s London office. Mr. Meyer received a B.S. in Engineering/Operations Research from Princeton University in 1990 and an M.B.A. from Stanford University in 1995.
James G. O’Connor. Mr. O’Connor has over 40 years of experience in automotive marketing, sales and service operations. In December 2004, Mr. O’Connor retired from his position as Ford Motor Company Group Vice President for North America Marketing, Sales and Service. Mr. O’Connor was responsible for overseeing Ford, Lincoln-Mercury and Ford Customer Service divisions, Dealer Development, Ford Performance Group, Global Marketing and export markets around the world. From 1998 to 2002, he was Ford Motor Company Vice President and President of Ford Division responsible for the marketing, sales and distribution of all Ford brand cars and trucks in the U.S. From 1995 to 1998, he was President of the Lincoln-Mercury brand. From mid 1994 to 1995, he supervised the Ford operations in Canada, Mexico and Latin America. From 1992 to mid 1994, he was Chairman, President and Chief Executive Officer of Ford of Canada Limited.
John W. Richardson. Mr. Richardson was appointed the Executive Vice President and Chief Financial Officer of Qwest Communications International (“Qwest”), a global provider of a variety of telecommunications services, effective April 1, 2007. Mr. Richardson joined Qwest in April 2003 and served as the Senior Vice President and Controller until April 2004 when he was also designated the Chief Accounting Officer. From October 2002 to April 2003, Mr. Richardson was an independent consultant. In October 2002, Mr. Richardson retired from Goodyear Tire & Rubber Company (“Goodyear”), a worldwide manufacturer of tires, engineered products and chemicals, where he served as the Vice President of Finance of the North American Tire unit from 1999 to 2002. Mr. Richardson held general management and financial positions within the Goodyear operations in Great Britain and Ohio from 1967 to 1999. Mr. Richardson holds a Certified Public Accountant license from the state of Ohio (inactive) and received a B.B.A. degree from Ohio University in 1967.
Eric S. Salus. Mr. Salus has 30 plus years of experience in retail. He has held a variety of senior executive positions with three divisions of the Federated Department Stores from 1997 to 2005. Most recently he served as the President of Macy’s Home Store from 2004 to 2005 and was responsible for five separate operating divisions across the U.S. From 2003 to 2004, he served as the President of Bon Macy’s, a company with 52 stores in five states. From 2000 to 2003, Mr. Salus served as the Executive Vice President of Macy’s Home Store and Cosmetics and from 1997 to 2000, he served as the Executive Vice President of Macy’s Home Store. Prior to that, Mr. Salus held a variety of merchandising and marketing management positions with Dick’s Sporting Goods and May Department Stores. Mr. Salus currently serves on the Board of Directors of Oneida Ltd. (a privately held dinnerware, flatware and giftware company) as well as the Board of Directors of The National Housewares Charity Foundation. Mr. Salus received a B.A. degree in Business from University of Missouri in 1975.

PROPOSAL NO. 2
AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED 2000 EQUITY
INCENTIVE PLAN
     The stockholders of Ashworth, Inc. are being asked to approve (i) an increase in the number of shares of common stock reserved for issuance under the 2000 Incentive Plan by 500,000, (ii) the extension of the term of the 2000 Incentive Plan by an additional eight years such that the 2000 Incentive Plan expires on December 14, 2017 and (iii) the re-approval of the material terms of the performance goals of the 2000 Incentive Plan. We refer to these proposed amendments as the “2008 Amendment.”
     The 2000 Incentive Plan was approved by the Company’s stockholders at the Annual Meeting held on March 24, 2000. The Company’s Board of Directors unanimously approved the 2008 Amendment on February 28, 2008 and April 7, 2008, subject to stockholder approval. If approved by stockholders at the Annual Meeting, the 2008 Amendment will be effective at the time of stockholder approval.
     The changes to the 2000 Incentive Plan proposed for approval by stockholders at the Annual Meeting are (i) an increase in the number of shares of common stock that may be issued under the 2000 Incentive Plan from 1,900,000 to 2,400,000, (ii) an extension of the term of the 2000 Incentive Plan by an additional eight years such that the 2000 Incentive Plan expires on December 14, 2017, and (iii) re-approval of the material terms of the performance goals of the 2000 Incentive Plan under Section 162(m) of the Code. The 2008 Amendment does not alter the considerations of the Compensation and Human Resources Committee with respect to grants under the 2000 Incentive Plan. Because the grant of awards under the 2000 Incentive Plan (“Awards”) is within the discretion of the Compensation and Human Resources Committee, it is not possible to determine at this time the amount of any Awards under the 2000 Incentive Plan that may be made to officers or other employees. As of the date of this proxy statement, however, the Company has no commitments to grant Awards with respect to the proposed additional shares of common stock authorized under the 2008 Amendment.
     The 2000 Incentive Plan is scheduled to expire on December 14, 2009, and the 2008 Amendment will extend the expiration date until December 14, 2017.
     The Company is seeking to preserve its ability to claim tax deductions for compensation paid to executives to the greatest extent practicable. Section 162(m) of the Code limits the Company’s federal income tax deduction to $1,000,000 for compensation paid in a taxable year to an individual who was the company’s Chief Executive Officer as of the close of the taxable year and the next three most highly compensated executive officers, excluding the Chief Financial Officer. However, “performance-based compensation” is not subject to this deduction limit and is thus fully deductible if certain conditions are met. One of these conditions requires that a previously approved plan be re-approved by stockholders on a periodic basis (generally every five years).
     Under the 2000 Incentive Plan, the material terms of the performance goals consist of (i) the class of employees eligible to receive compensation under the 2000 Incentive Plan, (ii) the criteria on which the performance goals are based, and (iii) the maximum number of shares of the Company’s common stock, or the maximum value of any cash Award, that can be awarded under the 2000 Incentive Plan to any participant during any calendar year. The proposal does not affect the amount of compensation to any individual; rather, it focuses only on the ability of the Company to deduct that compensation for tax purposes.
     This proposal seeks to re-approve the performance goals that may be used by the Compensation and Human Resources Committee in administering the 2000 Incentive Plan. Consequently, the Company is seeking stockholder re-approval of the performance goals of the 2000 Incentive Plan so that compensation paid in accordance with the terms of the 2000 Incentive Plan is deductible for federal income tax purposes to the extent it is “performance-based compensation.”
     Class of Eligible Employees
     All of our employees are eligible to receive Awards under the 2000 Incentive Plan. Although Section 162(m) only limits deductibility of compensation paid to the Chief Executive Officer and the next three most highly compensated executive officers, excluding the Chief Financial Officer, we may apply the performance goals to all senior officers in the event that any of them becomes the Chief Executive Officer or one of the next three mostly compensated executive officers, excluding the Chief Financial Officer, during the time that they hold an Award under the 2000 Incentive Plan.
     Performance Criteria
     Under the 2000 Incentive Plan, performance goals used in establishing programs and Awards under the 2000 Incentive Plan may include the following performance criteria, individually, alternately or in any combination, applied to either the Company as a whole, a subsidiary or subsidiaries, or to a business unit:

cash flow;	income or net income;
earnings per share, including earnings before interest, taxes and amortization;	operating income or net operating income; operating margin;
return on equity;	return on operating revenue; and/or
total stockholder return;	any other similar performance criteria.
return on capital;
return on assets or net assets;
     Maximum Shares Awarded or Cash Value
     The 2000 Incentive Plan provides that no eligible person will be granted any Awards with respect to more than 250,000 shares of common stock in any one calendar year subject to certain adjustments but only if such adjustments do not affect the status of compensation attributable to Awards as performance-based compensation.
     You are urged to read this entire proposal and the complete 2000 Incentive Plan document, which is attached hereto as Appendix A. The Board of Directors believes that the 2008 Amendment is essential for the ongoing success of the Company and its ability to recruit, retain and reward key employees. Your directors believe that if the 2008 Amendment is not approved, the Company’s ability to align the interests of key employees with stockholders through equity-based compensation would be compromised, disrupting the Company’s compensation program and impairing the Company’s ability to recruit and retain key employees. In addition, if the 2008 Amendment is not approved, any grants that the Company makes under the 2000 Incentive Plan to our Chief Executive Officer and the next three most highly compensated executive officers, excluding the Chief Financial Officer, shall not be fully deductible for federal tax purposes if, when added to his base salary and other payments that are not performance-based compensation for federal income tax purposes, such amounts exceed $1,000,000.
Summary of the 2000 Incentive Plan
     The following summary of the 2000 Incentive Plan is qualified in its entirety by the terms of the 2000 Incentive Plan, a copy of which is attached hereto as Appendix A.
     Purpose and Eligibility. The 2000 Incentive Plan is intended to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, to encourage and reward their contributions to the performance of the Company and to align their interests with the interests of the Company’s stockholders. The persons eligible to receive an Award under the 2000 Incentive Plan include directors, officers, employees, consultants, and advisors of the Company and its affiliated entities.
     Administration, Amendment and Termination. The administering body for the 2000 Incentive Plan is the Board of Directors or a committee of the board (the “Administrator”). As long as the Company has a class of equity securities registered under Section l2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Administrator will be composed solely of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. The Administrator has the power to construe the 2000 Incentive Plan and the rights of recipients of Awards granted thereunder. The Administrator will also have the power to (i) discontinue, suspend or amend the 2000 Incentive Plan in any manner (subject to certain limited exceptions, including increases in the number of shares available that may be the subject of Awards under the 2000 Incentive Plan and stockholder approval of other amendments that would materially increase the benefits accruing to participants) and (ii) modify, extend, renew or exchange outstanding Awards. The 2000 Incentive Plan, as amended from time to time, shall, in the discretion of the Administrator, apply to and govern Awards granted under the 2000 Incentive Plan prior to the date of such amendment, provided that the consent of an Award holder is required if such amendment would alter, terminate, impair or adversely affect an Award. Unless extended as proposed in this proxy statement, Awards may be granted under the 2000 Incentive Plan until the 10th anniversary of the adoption of the 2000 Incentive Plan by the Company’s Board of Directors.
     Securities Subject to the 2000 Incentive Plan. The 2000 Incentive Plan provides for the grant of stock options (including incentive stock options or nonqualified stock options), restricted stock, stock appreciation rights, stock payments, dividend equivalents, stock bonuses, stock sales, phantom stock and other stock-based benefits. Stock options granted under the 2000 Incentive Plan may be incentive stock options (“ISOs”) intended to qualify under the provisions of Section 422 of the Code or non-qualified stock options that do not so qualify. The shares available under the 2000 Incentive Plan may either be authorized and unissued shares or shares reacquired by the Company through open market purchases or otherwise. If any Award granted under the 2000 Incentive Plan expires, terminates or is forfeited before the exercise thereof or the payment in full thereof, the shares covered by the unexercised or unpaid portion will become available for new grants under the 2000 Incentive Plan.

     If (i) the outstanding shares of common stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of common stock (or any stock or securities received with respect to such common stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of common stock (or any stock or securities received with respect to such common stock) or (ii) the value of the outstanding shares of common stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment shall be made in (1) the maximum number and kind of shares subject to the 2000 Incentive Plan, (2) the number and kind of shares or other securities subject to then outstanding Awards, and/or (3) the price for each share or other unit of any other securities subject to then outstanding Awards. Any adjustments under the 2000 Incentive Plan will be made by the Administrator, whose determination as to any adjustment will be final, binding and conclusive.
     As of the effective time and date of any change in control of the Company (as defined in the 2000 Incentive Plan), the 2000 Incentive Plan and any then outstanding Awards (whether or not vested) will automatically terminate unless: (i) provision is made in writing in connection with such transaction for the continuance of the 2000 Incentive Plan and for the assumption of such Awards, or for the substitution for such Awards of new Awards covering the securities of a successor entity or an affiliate thereof with appropriate adjustments as to the number and kind of securities and exercise prices, in which event the 2000 Incentive Plan and such outstanding Awards shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or (ii) the Board otherwise shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), including without limitation (a) accelerating the vesting of outstanding Awards and/or (b) providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such Awards would have been entitled to receive upon consummation of such change in control had such shares been issued and outstanding immediately prior to the effective date and time of the change in control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of the 2000 Incentive Plan, the 2000 Incentive Plan and the Awards shall terminate by reason of the occurrence of a change in control without provision for any of the actions described in clause (i) or (ii) above, then any recipient holding outstanding Awards shall have the right, at such time immediately prior to the consummation of the change in control as the Board shall designate, to exercise the recipient’s Awards to the full extent not theretofore exercised, including any installments which have not yet become vested.
     Terms and Conditions of Awards Under the 2000 Incentive Plan. The Administrator will select the recipients of Awards granted under the 2000 Incentive Plan and will determine the dates, amounts, exercise prices, vesting periods and other relevant terms of the Awards.

     Award Pricing. The pricing of Awards, including the exercise price for stock options granted under the 2000 Incentive Plan, shall be determined by the Administrator as of the date the Award is granted; provided, however, that the exercise price for a stock option may be no less than the fair market value of the underlying shares as of such date. The Administrator may at any time and from time to time in its discretion, but subject to the written consent of the recipient to whom such Award was granted and compliance with applicable statutory or administrative requirements, accelerate or extend the vesting or exercise period of any Award as a whole or in part, and make such other modifications in the terms and conditions of an Award as it deems advisable. Notwithstanding the foregoing and except as permitted in Section 3.4 of the 2000 Incentive Plan, the Administrator may not amend the price for each share or other unit of any other securities subject to, or measurement criteria applicable to, then outstanding Awards (such amendment a “Repricing”) without receiving prior approval of the Company’s stockholders. Similarly, the Administrator may not effectively Reprice an outstanding Award by replacing an outstanding Award with new Award grant.
     Award Vesting. Awards granted under the 2000 Incentive Plan vest and become exercisable as determined by the Administrator in its discretion. Awards granted under the 2000 Incentive Plan may be exercised at any time after they vest and before the expiration date determined by the Administrator, provided that an Award intended to qualify as an incentive stock option under the Code will not be exercisable after the expiration of five years from the date of grant to certain holders of significant amounts of the Company’s outstanding common stock. Furthermore, in the absence of a specific agreement to the contrary, options will generally expire and become unexercisable immediately upon termination of the recipient’s employment with the Company for cause. If a recipient’s employment with the Company or any Affiliated Entity terminates for any reason other than for cause, death, permanent disability or normal retirement, the recipient’s Awards, whether or not vested, will expire and become unexercisable as of the earlier of (a) the date such Stock Options would expire in accordance with their terms had the recipient remained employed, or (b) 90 days after the date of employment termination in the case of Stock Options intended to be treated as Incentive Stock Options, or 180 days after the date of employment termination in the case of Nonqualified Stock Options. If a recipient’s employment with the Company or any Affiliated Entity terminates for death, permanent disability or normal retirement, the Recipient’s Awards, whether or not vested, will generally expire and become unexercisable as of the earlier of (a) the date such Stock Options would expire in accordance with their terms had the recipient remained employed, or (b) 365 days after termination of the recipient’s employment with the Company. In the event that the recipient of any nonemployee directors’ options shall cease to be a director of the Company, all such options granted to such recipient shall be exercisable, to the extent already exercisable at the date such recipient ceases to be a director and regardless of the reason the recipient ceases to be a director, for a period of 365 days after that date (or, if sooner, until the expiration of the option according to its terms). The Administrator may accelerate the vesting of any options and may also extend the period following termination of employment with the Company during which options may vest and/or be exercised.
     Award Payments. The exercise price for Awards may be paid in cash or in any other consideration the Committee deems acceptable, including securities of the Company surrendered by the Award holder or withheld from the shares otherwise deliverable upon exercise. The Company may extend or arrange for the extension of credit to any Award holder to finance the Award holder’s purchase of shares upon exercise of the holder’s Award on terms approved by the Administrator, subject to restrictions under applicable laws and regulations, or allow exercise in a broker’s transaction in which the exercise price will not be received until after exercise and subsequent sale of the underlying common stock. Consideration received by the Company upon exercise of Awards granted under the 2000 Incentive Plan will be used for general working capital purposes.
     Limited Transferability of Awards. Awards are generally not transferable by the recipient during the life of the recipient.
     Awards Documentation. Awards granted under the 2000 Incentive Plan will be evidenced by an agreement duly executed on behalf of the Company and by the recipient or, a confirming memorandum issued by the Company to the recipient, setting forth such terms and conditions applicable to the Award. The adoption of the 2000 Incentive Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, advisors or consultants of the Company, whether or not approved by stockholders.
     Rights With Respect to Common Stock. No recipient of an Award under the 2000 Incentive Plan and no beneficiary or other person claiming under or through such individual will have any right, title or interest in or to any shares of common stock subject to any Award or any rights as a stockholder unless and until such Award is duly exercised pursuant to the terms of the 2000 Incentive Plan and the exercise of such Award results in the issuance of shares of common stock to the recipient.
     Plan Provisions Regarding Section 162(m) of the Internal Revenue Code. In general, Section 162(m) of the Code imposes a $1,000,000 limit on the amount of compensation that may be deducted by the Company in any tax year, including any compensation relating to an Award under the 2000 Incentive Plan, with respect to the Chief Executive Officer of the Company and its three next most highly compensated employees, excluding the Chief Financial Officer, who is not a “covered employee” under Section 162(m) of the Code. To prevent compensation relating to an Award under the 2000 Incentive Plan from being subject to the $1,000,000 limit of Section 162(m) of the Code, the 2000 Incentive Plan provides that no one eligible person shall be granted any Awards with respect to more than 250,000 shares of common stock in any one calendar year if such grant would otherwise be subject to Section 162(m) of the Code. Furthermore, if Section 162(m) of the Code would otherwise apply and if the amount of compensation an eligible person would receive under an Award is not based solely on an increase in the value of the underlying common stock of the Company after the date of grant or Award, the Administrator can condition the grant, vesting or exercisability of such an Award on the attainment of a preestablished objective performance goal. For this purpose, a preestablished objective performance goal may include one or more of the following performance criteria: (a) cash flow, (b) earnings per share (including earnings before interest, taxes, and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets, (g) income or net income, (h) operating income or net operating income, (i) operating margin, (j) return on operating revenue, and (k) any other similar performance criteria.
     Nonqualified Deferred Compensation. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefit plans and arrangements for all of our employees and other service providers, including the named executive officers, so that they are either exempt from or satisfy the requirements of Section 409A.
Tax Information
     The following summary of certain federal income tax consequences of the receipt and exercise of Awards granted by the Company is based on the laws and regulations in effect as of the date of this Proxy Statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt and exercise of Awards under state and/or local tax laws, and such tax laws may not correspond to the federal tax treatment described herein.
     Federal Income Tax Treatment. The following is a brief, general description of the federal income tax consequences of transactions under the 2000 Incentive Plan based on the federal income tax laws and regulations in effect on the date hereof. This description does not purport to be a complete statement of the law in this area and does not cover the tax consequences of the 2000 Incentive Plan (or the grant or exercise of rights thereunder) under foreign, state or local tax laws. The exact federal income tax treatment of transactions under the 2000 Incentive Plan will vary depending upon the specific facts and circumstances involved.
     Incentive Stock Options. The 2000 Incentive Plan authorizes the Award of stock options that are intended to qualify as “incentive stock options” under Section 422 of the Code (“ISOs”). If certain employment and holding period requirements are satisfied, an optionee generally will not be subject to regular federal income tax, and the Company will not be entitled to any deduction, on either the grant or the exercise of an ISO. If the optionee makes no disposition of the shares acquired upon exercise of an ISO within two years from the date of grant or within one year from the date of exercise (the “Required Holding Periods”), any gain or loss on the disposition of the acquired shares generally will be treated as a long-term capital gain or loss, and no deduction will be available to the Company at the time of such disposition. If, however, the optionee disposes of the acquired shares at any time prior to the expiration of the Required Holding Periods, then (subject to certain exceptions) the gain recognized generally will constitute ordinary income to the extent of the excess of (i) the fair market value of the shares either at the date of exercise or at the date of disposition, whichever is less, over (ii) the purchase price paid for such shares by the optionee on exercise of the ISO, and the Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee. Any gain in excess of such ordinary income amount will be a short-term or long-term capital gain, depending on the optionee’s holding period. The excess of the fair market value of the shares acquired on the exercise date of an ISO over the exercise price of such option generally is required to be included in the optionee’s alternative minimum taxable income for the year in which the option is exercised and, accordingly, may subject the optionee to the federal alternative minimum tax.
     Nonqualified Stock Options. In general, there are no federal income tax consequences to an optionee or to the Company on the grant of an option that does not qualify as an ISO (a “Nonstatutory Option”). When the Nonstatutory Option is exercised, however, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the shares as of the exercise date over the purchase price paid for such shares, and the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. A subsequent sale by an optionee of Common Stock acquired upon the exercise of a Nonstatutory Option generally will result in the recognition of capital gain or loss equal to the difference between the sales price and the sum of the Exercise Price paid for such Common Stock plus the ordinary income recognized with respect to such Common Stock. Such gain or loss will be a short-term or long-term depending on the optionee’s holding period.
     If a recipient of a Nonstatutory Option is a director, officer or stockholder subject to Section 16 of the Exchange Act (an “Insider”) and exercises such option within six (6) months after the date of the grant, the recognition of ordinary income generally will be deferred until the earlier of (i) six (6) months after the date of grant or (ii) a disposition of the Common Stock and the amount of such ordinary income generally will equal the excess of the fair market value of the shares of Common Stock at that time over the purchase price paid for such shares. Such an Insider, however, generally will be entitled to make an election under Section 83(b) of the Code (an “83(b) Election”) within thirty (30) days after exercise to recognize ordinary income on the date of exercise and based on the value of the underlying Common Stock on such date. Insiders should consult their tax advisors to determine the tax consequences to them of exercising options granted to them under the 2000 Incentive Plan and the desirability of making 83(b) Elections with respect to such exercises.
     Stock Appreciation Rights and Phantom Stock. Generally, the holder of a stock appreciation right or phantom stock Award will recognize ordinary income equal to the amount paid by the Company under either arrangement on the date the holder receives payment from the Company. If the Company places a limit on the amount that will be payable under a stock appreciation right, the holder may recognize ordinary income equal to the value of the holder’s right under the stock appreciation right at the time the value of such right equals such limit and the stock appreciation right is exercisable. The Company will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the holder.
     Stock Purchase Rights and Restricted Stock. Under the 2000 Incentive Plan, the Company is authorized to grant rights to purchase Common Stock of the Company subject to the right of the Company to repurchase such stock at the price paid by the participant if the participant’s employment relationship with the Company terminates prior to the lapse of such repurchase right (“Restricted Stock”). In general, there will be no tax consequences to a participant upon the grant of a right to purchase Restricted Stock. Instead, the participant will be taxed at ordinary income rates at the time the Company’s repurchase rights expire or are removed on an amount equal to the excess of the fair market value of the stock at that time over the amount the participant paid to acquire such stock. A participant who acquires Restricted Stock, however, may make an 83(b) Election with respect to such stock. If such an election is timely made, the participant to be taxed at ordinary income rates in the year in which the participant acquires the Restricted Stock on the excess of the fair market value of the stock at the time of the participant’s acquisition of the stock (determined without regard to the restrictions) over the amount paid to acquire such stock. If a participant makes a timely Section 83(b) Election with respect to Restricted Stock, the participant generally will not be required to report any additional income with respect to such Restricted Stock until he or she disposes of such stock. In the event that a participant forfeits Restricted Stock with respect to which a Section 83(b) Election has been made, the participant ordinarily will not be entitled to recognize any loss for federal income tax purposes (except to the extent the amount realized by the participant at the time of such forfeiture is less than the participant’s purchase price for such stock). The Company generally will be entitled to a deduction equal to the amount of ordinary income (if any) recognized by a participant with respect to Restricted Stock for the taxable year of the Company in which or with which ends the taxable year of the participant in which such ordinary income is recognized.
     Other Awards. In addition to the types of Awards described above, the 2000 Incentive Plan authorizes certain other Awards that may include payments in cash, Company common stock, or a combination of cash and common stock. The tax consequences of such Awards will depend upon the specific terms of such Awards. Generally, however, a participant who receives an Award payable in cash will recognize ordinary income, and the Company will be entitled to a deduction, with respect to such Award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment. In general, the sale or grant of stock to a participant under the 2000 Incentive Plan will be a taxable event at the time the participant has an unrestricted right to receive such stock if such stock would not be subject to a substantial risk of forfeiture or would be transferable within the meaning of Section 83 of the Code in the hands of the participant. (For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture.) In such case, the participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the Award over the amount, if any, that the participant pays for such stock. Stock that at the time of receipt by a participant is subject to restrictions that constitute a substantial risk of forfeiture and that is not transferable within the meaning of Section 83 of the Code generally will be taxed under the rules applicable to Restricted Stock as described above.
     Withholding. In the event that an optionee or other recipient of an Award under the 2000 Incentive Plan is an employee of the Company, the Company ordinarily will be required to withhold applicable federal income taxes with respect to any ordinary income recognized by such optionee or other Award recipient in connection with stock options or other Awards under the 2000 Incentive Plan.
     Certain Additional Rules Applicable to Awards. The terms of Awards granted under the 2000 Incentive Plan may provide for accelerated vesting in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such Awards may constitute “excess parachute payments” under the “golden parachute” provisions of Sections 280G and 4999 of the Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments,” in addition to any applicable federal income and employment taxes, and the Company will be denied any deduction with respect to such payment. Participants should consult their tax advisors as to whether accelerated vesting or payment of an Award in connection with a change in ownership or control of the Company would give rise to an excess parachute payment.
     The Company generally is entitled to a deduction equal to ordinary income recognized by a recipient in connection with an Award. However, the Company’s deduction (including the deduction related to ordinary income recognized by a recipient) for compensation of certain corporate officers or other employees may be limited to $1 million (per person) annually.

Depending on the nature of the Award, all or a portion of the ordinary income attributable to certain Awards granted under the 2000 Incentive Plan may be included in the compensation subject to such deduction limitation.
     Special rules will apply in cases where a recipient pays the Exercise Price of the Award or applicable withholding tax obligations under the 2000 Incentive Plan by delivering previously owned Common Stock of the Company or by reducing the number of shares of Common Stock otherwise issuable pursuant to the Award. Participants who contemplate taking any such action should consult with their personal tax advisors regarding the tax consequences of such action.
     Accounting for Share-Based Compensation. Beginning on November 1, 2005, we began accounting for our share-based payments in accordance with the requirements of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004).
     The Board recommends that you vote FOR approval of the amendments to the Company’s Amended and Restated 2000 Equity Incentive Plan to increase the number of shares available thereunder by 500,000, extend the term of the 2000 Incentive Plan by an additional eight years such that the 2000 Incentive Plan expires on December 14, 2017, and re-approve the material terms of the performance goals of the 2000 Incentive Plan.
PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board (the “Audit Committee”) has selected Moss Adams to serve as our independent registered public accounting firm for the fiscal year ending October 31, 2008. Representatives of Moss Adams are expected to be at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Reasons for the Proposal
     Selection of our independent registered public accounting firm is not required to be submitted for stockholder approval, but the Audit Committee is seeking ratification of its selection of Moss Adams from our stockholders as a matter of good corporate practice. If the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of Moss Adams and will either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests and those of our stockholders.
     The Board recommends that you vote FOR ratifying the selection of Moss Adams as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2008.

CORPORATE GOVERNANCE
Communicating with the Directors
     Stockholders may communicate with the Board, its Committees, the Chairman of the Board, or any other member of the Board by sending a letter, care of our Corporate Secretary, to 2765 Loker Avenue West, Carlsbad, CA 92010. The Board’s policy is to have all stockholder communications compiled by the Corporate Secretary and forwarded directly to the Board, the Committee or the director, as indicated in the letter. All letters will be forwarded to the appropriate party. The Board reserves the right to revise this policy in the event that this process is abused, becomes unworkable, or otherwise does not efficiently serve the purpose of the policy.
Director Independence
     The Board of Directors has determined that each of Ashworth’s directors, with the exception of Mr. Salus, is “independent” as defined in Rule 4200(a)(15) of the listing standards of the Nasdaq Marketplace Rules. On June 5, 2007, Eric S. Salus entered into an agreement with the Company dated as of June 1, 2007 whereby Mr. Salus would provide consulting services relating to corporate management and operations (the “Salus Agreement”). All assignments under the Salus Agreement were required to be approved by mutual agreement of Mr. Salus and the Chief Executive Officer of the Company. Mr. Salus had agreed to provide such services for five (5) business days per calendar month. The consulting engagement under the Salus Agreement was to continue until March 30, 2008, but could be earlier terminated by either party with 60-days notice. This agreement was terminated by the Company effective December 31, 2007. Due to this relationship, Mr. Salus does not qualify as an independent director under NASDAQ listing standards.
     Seidensticker (Overseas) Limited (“Seidensticker”), a supplier of inventoried products to the Company, owned approximately 5% of the Company’s outstanding common stock at October 31, 2007. Additionally, the President and Chief Executive Officer of Seidensticker (Overseas) Limited was elected to the Company’s Board of Directors effective January 1, 2006. During the years ended October 31, 2007, 2006 and 2005, the Company purchased approximately $1,151,000, $1,571,000 and $5,800,000, respectively, of products from Seidensticker. The Company believes that the terms upon which it purchased the inventoried products from Seidensticker are consistent with the terms offered to other, unrelated parties.
Meetings and Committees of the Board
     The Company has standing Audit, Compensation and Human Resources, and Corporate Governance and Nominating Committees, as well as the Special Committee, which are discussed below.
The Audit Committee
     The Audit Committee represents the Board of Directors in assessing the independence and objectivity of the Company’s independent registered public accounting firm, the integrity of management, the appropriateness of accounting policies and procedures and the adequacy of disclosures to stockholders. In this regard, the Audit Committee assists the Board of Directors by reviewing the financial information disclosure, the internal control over financial reporting established by management, and the internal and external audit process. It is the Audit

Committee’s responsibility to select and retain the independent registered public accounting firm to audit the financial statements of the Company and its divisions and subsidiaries. The Audit Committee currently consists of Messrs. Hanson (Chairman), Carpenter, O’Connor and Richardson. The Audit Committee has been established in accordance with the Nasdaq Stock Market, Inc. (“NASDAQ”) and Securities and Exchange Commission (the “SEC”) rules and regulations, and all the members of the Audit Committee are independent as independence for audit committee members is defined under applicable NASDAQ listing standards and SEC rules and regulations. The Audit Committee and the Board of Directors has determined that each of Mr. John M. Hanson, Jr., the Audit Committee Chairman, and Mr. John W. Richardson qualifies as an “audit committee financial expert” within the meaning of SEC rules and regulations. The Audit Committee has the authority to retain legal and other advisors of its choice, at the Company’s expense, which advisors report directly to the Committee. During fiscal year 2007, the Audit Committee met in person four times and met telephonically four times. The Audit Committee Charter is accessible via the Company’s website at www.ashworthinc.com under the heading, “Investor Relations.”
The Compensation and Human Resources Committee
     The Compensation and Human Resources Committee assists the Board of Directors in discharging its responsibilities relating to the compensation of executive officers and outside directors and has the authority to administer the Company’s equity incentive plans. The Compensation and Human Resources Committee currently consists of Messrs. O’Connor (Chairman), Adler, Hayes, Koeneke, Meyer and Richardson, all of whom are independent directors as independence is defined under NASDAQ listing standards. The Compensation and Human Resources Committee has the authority to retain legal and other advisors of its choice, at the Company’s expense, which advisors report directly to the Compensation and Human Resources Committee. During fiscal year 2007, the Compensation and Human Resources Committee met in person four times, met telephonically once and took action four times by written consent in lieu of a meeting. The Compensation and Human Resources Committee Charter is accessible via the Company’s website at www.ashworthinc.com under the heading, “Investor Relations.”
     The Compensation and Human Resources Committee generally has responsibility for executive compensation matters, including developing the Company’s overall compensation strategy, overseeing the overall compensation structure, policies, programs and human resource development, assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees, setting the base salaries of the executive officers, approving individual bonuses and bonus programs for executive officers and granting equity awards to executive officers and other key employees. The Compensation and Human Resources Committee and the Board of Directors delegated authority with respect to the compensation of non-executive employees whose annual base salary is less than $200,000 to the Chief Executive Officer. The Compensation and Human Resources Committee periodically reviews the Company’s compensation strategy to evaluate its effectiveness in attaining its goals, including the objectives discussed above.
     The Compensation and Human Resources Committee generally discusses compensation proposals for executive officers other than the Chief Executive Officer with our Chairman and our Chief Executive Officer. Other members of management are also sometimes asked to participate in discussions regarding compensation programs in general or to prepare proposals and gather data. Our Compensation and Human Resources Committee considers the recommendations of the Company’s Chief Executive Officer regarding salary and incentive levels for other executive officers, but makes the final decision on executive compensation.
The Corporate Governance and Nominating Committee
     The purpose of the Corporate Governance and Nominating Committee is to assist the Board by identifying qualified individuals to become directors of the Company, to consider and recommend to the Board the director nominees for each annual meeting of stockholders and to fill vacancies on the Board, to consider and recommend to the Board the composition of the Board, its committees and the chairpersons thereof, to monitor and assess the effectiveness of the Board and its committees, and to perform a leadership role in shaping and implementing the Company’s corporate governance policies. The Company has adopted several corporate governance policies among which are policies specifying the minimum number of independent and total directors, limiting each director’s service to a maximum number of public company boards, limiting the length of service for non-employee directors and designating stock ownership levels for the Company’s directors and listed executive officers. The Corporate Governance and Nominating Committee currently consists of Messrs. Carpenter (Chairman), Adler, Hanson and Hayes, all of whom are independent directors as independence is defined under applicable NASDAQ listing standards. The Corporate Governance and Nominating Committee has the authority to retain legal and other advisors of its choice, at the Company’s expense, which advisors report directly to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee Charter is accessible via the Company’s website at www.ashworthinc.com under the heading, “Investor Relations.”
     The Corporate Governance and Nominating Committee considers stockholder nominations for candidates for membership on the Board when properly submitted in accordance with the Company’s bylaws. The Corporate Governance and Nominating Committee will review and evaluate such stockholder nominations in the same manner as it evaluates all other nominees.
     The Company’s bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if advance written notice of such stockholder’s intent to make such nomination has been given to the Company’s Secretary in accordance with the Company’s bylaws. Each notice must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class and number of shares of the Company’s stock that are beneficially owned by the stockholder and a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected.

     In addition to stockholder nominations as described above, the Corporate Governance and Nominating Committee may utilize a variety of methods for identifying potential nominees for directors, including considering potential candidates who come to their attention through current officers, directors, professional search firms or other persons. Stockholders may also recommend director nominees for consideration to the Corporate Governance and Nominating Committee by submitting the names and any relevant information to our Corporate Secretary at 2765 Loker Avenue West, Carlsbad, CA 92010. Once a potential nominee has been identified, the Corporate Governance and Nominating Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current make-up of the Board of Directors. This assessment includes an evaluation of the nominee’s judgment and skills, such as experience at a strategy/policy setting level, financial sophistication, leadership and objectivity, all in the context of the perceived needs of the Board of Directors at that point in time. The Board of Directors believes that, at a minimum, all members of the Board should have the highest professional and personal ethics and values. In addition, each member of the Board must be committed to increasing stockholder value and should have enough time to carry out his or her responsibilities as a member of the Board.
The Special Committee
     The purpose of the Special Committee is to review, analyze and consider strategic alternatives for the Company and to promptly report all conclusions and recommendations to the Company’s full Board for the Board’s information and consideration of any binding action. Except as expressly provided in its Charter, the Special Committee acting alone shall not have any power to act on behalf of or otherwise bind the Company in any way. The Special Committee currently consists of Messrs. Koeneke (Chairman), Carpenter, Meyer and Salus. The Special Committee has the authority to advise on and recommend to the full Board regarding the need for retaining any outside counsel, experts or other advisors it determines appropriate to assist it in the full performance of its functions. In September 2006, the Special Committee determined that future meetings would be held only if and when strategic alternatives opportunities were presented. The Special Committee Charter is accessible via the Company’s website at www.ashworthinc.com under the heading, “Investor Relations.”
Board and Committee Meetings
     During fiscal year 2007, the Board of Directors met in person four times, met telephonically eight times and took action once by written consent in lieu of a meeting. During fiscal year 2007: the Audit Committee met in person four times and met telephonically four times; the Compensation and Human Resources Committee met in person four times, met telephonically once and took action four times by written consent in lieu of a meeting; the Corporate Governance and Nominating Committee met in person four times and met telephonically twice; and the Special Committee met in person once. During fiscal year 2007, each of the directors attended at least 75% of the aggregate number of the Board of Directors’ meetings and meetings of the Committees on which he served.

Policy Regarding Director Attendance at Annual Meetings
     The Company encourages director attendance at its Annual Meetings of Stockholders and requests that directors make reasonable efforts to attend such meetings. The Company’s 2007 Annual Meeting of Stockholders was attended by all of the members of the then-current Board of Directors.
Code of Ethics
     The Company has adopted a Code of Business Conduct and Ethics that applies to all directors and employees, including the Company’s principal executive, financial and accounting officers. The Code of Business Conduct and Ethics is posted on the Company’s website at www.ashworthinc.com under the heading “Investor Relations.” The Company intends to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to provisions of our Code of Business Conduct and Ethics that apply to our directors and principal executive, financial and accounting officers by posting such information on the Company’s website.
Report of the Audit Committee
     The following report concerns the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process.
     The Audit Committee is solely responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work.
     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the principal responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm opines on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.
     In its oversight of the financial reporting process, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications). Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2007, for filing with the Securities and Exchange Commission.
This report was submitted by
the Audit Committee:
John M. Hanson, Jr., Chairman
Stephen G. Carpenter
James G. O’Connor
John W. Richardson
Compensation Discussion and Analysis
Overview
     During the last two fiscal years, the Company underwent significant management changes and reorganizations. As a result, the Compensation and Human Resources Committee is currently re-evaluating the Company’s executive compensation program. The Compensation and Human Resources Committee is considering designating a greater percentage of total compensation as at-risk performance-based compensation as an individual’s position and responsibility increase. Thus, executive officers with greater roles in, and responsibility for, achieving the Company’s performance goals should bear a greater proportion of the risk that those goals are not achieved and should receive a greater proportion of the rewards if the goals are met or exceeded. The Compensation and Human Resources Committee is currently considering and in the process of developing an executive compensation program that provides for greater at-risk performance-based compensation.
     The goal of our executive compensation program is to attract, retain and motivate high quality individuals who are important to the long-term success of the Company and to align the interests of the Company’s executive officers with those of the Company’s stockholders in creating stockholder value. In order to motivate our executive officers and to achieve long-term stockholder value, our executive compensation program is designed to offer executive officers competitive compensation opportunities based on their personal performance, our corporate financial performance and their contribution to that corporate performance.
     Executive compensation currently consists of three primary components: base salary; annual cash bonus; and equity incentive compensation. Compensation packages are determined based on consideration of the Company’s strategic and financial goals, competitive forces, individual responsibilities and challenges and economic factors.
Process for Determining Executive Compensation
     Consideration of Comparator Companies and Benchmarking: The Compensation and Human Resources Committee does not set a specific benchmark percentage for management compensation purposes. From time to time, the Compensation and Human Resources Committee utilizes the Company’s Human Resources department to collect and analyze compensation data from publicly available proxy statements for companies in the apparel business. The Compensation and Human Resources Committee reviews such data to gain a general sense of competitive conditions.

Executive Compensation Components
     For the fiscal year ended October 31, 2007, the principal components of compensation for executive officers were:
–	cash compensation through fixed base salary;

–	the opportunity to receive a cash performance bonus;

–	long-term equity incentive compensation through the granting of stock options;

–	retirement benefits through our 401(k) plan; and

–	other employee benefits (including limited perquisites).
Base Salary
     The base salary for executive officers is reviewed annually or in connection with significant changes in responsibility and is adjusted based on each individual executive’s performance and potential taking into consideration the Company’s strategic and financial goals, competitive forces, individual responsibilities and challenges and economic factors. The Compensation and Human Resources Committee has limited base salary compensation increases in recent years in an effort to shift a greater portion of the executive’s compensation to at-risk performance-based compensation. There were no base salary increases awarded to executive officers in fiscal 2007 due to the Company’s financial performance and management changes.
     The following table provides the base salaries of our current and certain former executive officers as provided in their respective employment or consulting agreements.

Base Salary
per Agreement
Executive Officer
Allan H. Fletcher(1)	$108,000
Edward J. Fadel	240,000
Greg W. Slack	225,000
Paul A. Bourgeois	200,000
Former Officers:
Peter M. Weil	400,000
Gary I. “Sims” Schneiderman	300,000
Eric R. Hohl	240,000
Winston E. Hickman	300,000
Peter E. Holmberg	225,000

(1)	Mr. Fletcher is serving as the Company’s Chief Executive Officer pursuant to a consulting agreement between the Company and Fletcher Leisure Group, Ltd. (“FLG Ltd.”). Under the consulting agreement with FLG Ltd., the Company paid FLG Ltd. a one-time fee of $75,000 upon execution of the FLG Ltd. consulting agreement and will pay FLG Ltd. a consulting fee of $9,000 per month during the term of the FLG Ltd. consulting agreement. FLG Ltd. is also eligible to receive a cash incentive fee, the amount of which will be determined by the Company’s Compensation and Human Resource Committee based on achievement of objectives for the CEO by FLG Ltd. and the Company set out in the Company’s annual business plan. For the 2008 fiscal year, the target incentive fee will be $500,000, assuming achievement of all objectives.

Cash Incentive Compensation
     The Company’s bonus program rewards executive officers primarily based on the Company’s overall performance against budget as well as for the executive’s individual performance, as measured against standards established in consultation with each executive, the executive’s contributions to the development and retention of employees and the executive’s division’s performance. Ashworth has undergone significant changes in management during fiscal year 2007 and as a result of the Company’s overall performance in fiscal year 2007, the Compensation and Human Resources Committee did not award any cash bonuses to executive officers.
     The following table provides the cash incentive opportunity of our current and certain former executive officers as provided in their respective employment or consulting agreements.

Cash Incentive Opportunity
per Agreement
Executive Officer
Allan H. Fletcher(1)	$500,000
Edward J. Fadel	Up to a target of 40% of base salary
Greg W. Slack	Up to a target of 50% of base salary
Paul A. Bourgeois	Up to a target of 30% of base salary
Former Officers:
Peter M. Weil	Up to a target of 50% of base salary
Gary I. “Sims” Schneiderman	Up to a target of 82.5% of base salary
Eric R. Hohl	Up to a target of 40% of base salary
Winston E. Hickman	Up to a target of 50% of base salary
Peter E. Holmberg	Up to a target of 40% of base salary

(1)	Mr. Fletcher is serving as the Company’s Chief Executive Officer pursuant to a consulting agreement between the Company and FLG Ltd. FLG Ltd. is eligible to receive a cash incentive fee, the amount of which will be determined by the Company’s Compensation and Human Resource Committee based on achievement of objectives for the CEO by FLG Ltd. and the Company set out in the Company’s annual business plan. For the 2008 fiscal year, the target incentive fee will be $500,000, assuming achievement of all objectives.
Long-Term Stock-Based Incentive Compensation
     Total compensation for executive officers also includes long-term incentives offered in the form of stock options that vest over time, which are generally provided through initial stock option grants at the date of hire and periodic additional grants. The Compensation and Human Resources Committee believes that stock options with vesting schedules are an appropriate form of long-term incentive compensation because value is realized only if the Company’s stock price improves and the executives remain employed by the Company. The Company believes that this form of compensation aligns the interests of executive officers with those of the stockholders and provides a focus on the long-term performance of the Company.

     The Company did not make an additional annual grant of stock options to employees and executive officers during the fiscal year 2007 because the Company was undergoing significant changes in management. However, stock options were granted pursuant to the Company’s Amended and Restated 2000 Equity Incentive Plan during fiscal year 2007 for new hires, including grants to Peter M. Weil on his appointment as the Company’s Chief Executive Officer, Eric R. Hohl on his appointment as the Company’s Executive Vice President and Chief Financial Officer and Edward J. Fadel on his appointment as the Company’s President. A stock option was also granted pursuant to the Company’s 2007 Nonstatutory Stock Option Plan to Allan H. Fletcher on his appointment as the Company’s Chief Executive Officer. The stock option granted to Mr. Fletcher was subsequently terminated on January 11, 2008. Mr. Fletcher is serving as the Company’s Chief Executive Officer pursuant to a consulting agreement between the Company and FLG Ltd. Under the consulting agreement, the Company also granted FLG Ltd. options to purchase 100,000 shares of the Company’s common stock at an exercise price of $5.48 per share with half of the options vesting on October 24, 2008 and the remaining half vesting on October 24, 2009. See “Agreements with Current Executive Officers.”
     The Compensation and Human Resources Committee considers available market data regarding average stock option overhang percentages as well as individual responsibilities and duties when granting stock options to executive officers. It is the Company’s intention to ensure that the number of shares subject to equity awards granted during any year (as a percentage of the Company’s common stock outstanding) will not result in excessive dilution and will generally be in line with market conditions. The Company fixes the exercise price of the options at the common stock’s fair market value (the closing stock price) or higher on the date of the grant. The Company has “open” and “closed” trading windows during the fiscal year and the Compensation and Human Resources Committee generally grants stock options to directors and employees during such open trading windows. The Compensation and Human Resources Committee also grants stock options to employees pursuant to employment agreements and the grant date is generally the date of hire. The stock options generally expire ten years from date of grant and generally vest equally over two to three years for employees or quarterly over one year in the case of non-employee director stock options.
Company-Wide Benefits
     Benefits such as profit sharing (the “401(k) Plan”) and medical, dental, vision and Exec-U-Care insurance coverage are provided to executives under plans and policies that, except as noted below, apply generally to employees of the Company. Management reviews the performance and cost of these plans on an annual basis and makes changes as necessary. The Exec-U-Care program is designed to reimburse the covered employee for medical, dental and vision expenses that are in excess of coverage provided by the underlying health plans. The Company provides Exec-U-Care coverage for its employees at the vice president level and above. The annual maximum Exec-U-Care benefit for each executive officer at the executive vice president level and above is $100,000. The annual maximum Exec-U-Care benefit for each other employee covered by this program is $50,000. For the 401(k) Plan, the Board of Directors appoints a plan committee made up of members of management. That committee is responsible for the administration of the 401(k) Plan and presents any proposals for plan changes to the Board of Directors for their approval.

Employment Agreements
     Executive officers are generally hired under employment agreements that establish base salary compensation and eligibility for annual performance-based awards, long-term equity awards, severance and other benefits. The agreements are used to document the employment terms, promote retention and provide for various covenants that protect the Company. The agreements are prepared based on a standard template and the Compensation Committee reviews and approves executive employment agreements before they are executed.
Indemnification Agreements
     On December 12, 2006, the Company’s Board of Directors approved a new form of indemnity agreement for its directors, executive officers, and other employees designated by the Board. The Board of Directors also authorized the Company to enter into the approved form of indemnification agreements with each of its non-employee directors and each of the executive officers. The form of indemnity agreement is expected to be used with future members of the Board of Directors and executive officers of the Company.
Termination Agreements
     Upon termination of the employment of a key executive, the Company and the executive generally enter into a separation, severance or release agreement (each, a “Termination Agreement”) to clarify the terms of the separation. Messrs. Weil, Hohl, Schneiderman, Holmberg and Hickman have each executed such a Termination Agreement in connection with their respective separations from the Company. The terms of such Termination Agreements were based on provisions of each of their original employment agreements. See the discussion following the “Summary Compensation Table” and the “Grants of Plan-Based Awards For Fiscal Year 2007” for further information.
Stock Ownership Guidelines
     The Company has adopted Stock Ownership Guidelines (the “Guidelines”) for the Company’s non-employee directors, the Chief Executive Officer and President (“CEO”), the Chief Financial Officer (“CFO”), the Executive Vice President (“EVP”) and the Senior Vice President (“SVP”) levels of executive management.
     The Guidelines are as follows:
–	each non-employee director – three (3) times the annual retainer;

–	the CEO – two (2) times the annual base salary;

–	each EVP and the CFO – one and a half (1.5) times the annual base salary; and

–	each SVP – one (1) times the annual base salary.
     The persons in positions covered by the Guidelines must retain stock acquired on option exercises equaling a value of at least 50% of their net after-tax profits on each exercise of options granted on or after March 24, 2004 until the individual ownership goal is achieved.
Compensation Committee Interlocks and Insider Participation
     The members of the Compensation and Human Resources Committee, Messrs. O’Connor, Adler, Hayes, Koeneke, Meyer and Richardson, are not current or former officers or employees of the Company. There are no Compensation and Human Resources Committee interlocks between the Company and other entities involving Ashworth’s executive officers and directors.
Compensation Committee Report
     The Compensation and Human Resources Committee has reviewed and discussed the “Compensation Discussion and Analysis” set forth above with the management of the Company, and based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Form 10-K/A to the Company’s Annual Report on Form 10-K for the year ended October 31, 2007 and this proxy statement for the 2008 annual stockholders meeting.
James G. O’Connor, Chairman
Detlef H. Adler
James B. Hayes
Michael S. Koeneke
David M. Meyer
John W. Richardson
Compensation of Non-Employee Directors in Fiscal 2007

			All Other
			Compensation
			(including
	Fees		perquisites
	Earned or		and other
	Paid in	Option	personal
	Cash	Awards	benefits)	Total
Name	($)	($)(1)	($)	($)
Detlef H. Adler	39,500	29,442	—	68,942
Stephen G. Carpenter	46,000	44,158	—	90,158
John M. Hanson, Jr.	52,000	44,158	—	96,158
James B. Hayes	110,418	75,229	—	185,647
Michael S. Koeneke	4,162	5,443	—	9,605
David M. Meyer	43,833	99,846	—	143,679
James G. O’Connor	47,500	44,158	—	91,658
John W. Richardson	41,500	29,438	—	70,938
Eric S. Salus(2)	20,750	34,764	87,000	142,514

(1)	This column represents the dollar amount recognized as compensation expense for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted during fiscal 2007 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2007 grants, refer to Note (1) “Stock-Based Compensation” to the Company’s Audited Consolidated Financial Statements set forth in the Company’s Form 10-K for the fiscal year ended October 31, 2007.

(2)	Mr. Salus was paid $20,750 for his services as director and $87,000 for consulting fees. See “Certain Relationships and Related Transactions.”

     During fiscal 2007, directors who were not employees of the Company each received annual cash compensation of $30,000, plus $1,000 for in-person attendance and $500 for telephonic attendance at each Board meeting or Committee meeting that is not in conjunction with a Board meeting. In January 2007, non-employee directors also received an annual grant of an option to purchase 10,000 shares of the Company’s common stock, vesting quarterly over a 12-month period, at 2,500 shares for each quarter during which they serve or served as directors. In addition, each director who served as the Audit Committee chairman, the Compensation and Human Resources Committee chairman, the Corporate Governance and Nominating Committee chairman, or the Special Committee chairman received additional annual cash compensation of $10,000, $7,500, $5,000 and $5,000, respectively, plus an option to purchase 5,000 shares of the Company’s common stock, vesting quarterly over a 12-month period, at 1,250 shares for each quarter during which they serve or served as a committee chairman. All options have an exercise price equal to 100% of the common stock’s fair market value (“FMV”) on the date of grant. All stock options granted to non-employee directors will vest immediately on or after a Change in Control. All directors receive reimbursement of expenses for attendance at each Board meeting and an annual $1,000 allowance for Company apparel.
     On September 12, 2006, Mr. Hayes was elected to serve as the Chairman of the Board and his compensation for all services as a director was changed to include a cash retainer of $50,000 per quarter, payable in monthly installments, and an additional quarterly grant of a stock option for 5,000 shares of the Company’s common stock (i.e., in addition to the option grants to all non-employee directors and with the first quarterly grant made on September 12, 2006). The terms of such stock option grants include an exercise price of 100% of FMV on the date of grant, vesting on a daily basis, with week-ends and holidays included, over three months and an expiration date ten (10) years from the date of grant. Effective March 1, 2007, in view of his reduced time commitment, Mr. Hayes’ quarterly cash compensation was reduced to $18,750, payable in monthly installments. Mr. Hayes continued to receive the quarterly stock option grants described above. Mr. Hayes was compensated as Chairman of the Board until August 31, 2007 at which time he ceased to be the Chairman of the Board but continued to serve as a non-employee director and was therefore compensated as any other non-employee director from September 1, 2007 through October 31, 2007. Mr. Meyer was appointed Chairman of the Board effective August 31, 2007. On September 13, 2007, in recognition of the time commitment associated with this position, in addition to the standard cash and equity-based compensation for all non-employee directors described above, Mr. Meyer received his first annual grant of stock options to purchase 100,000 shares of the Company’s common stock, vesting quarterly over a 12-month period, with an exercise price of 100% of fair market value on the date of grant. Mr. Meyer will also be eligible to receive restricted stock in an amount to be agreed in the future as part of an incentive plan, the metrics of which have not yet been determined.
     No other arrangement exists pursuant to which any director of the Company was compensated during the Company’s last fiscal year for any service provided as a director.
Executive Officers of the Company
     Set forth below are the names and business backgrounds of the executive officers of the Company.

Allan H. Fletcher, age 65
Chief Executive Officer
     Mr. Fletcher was appointed Chief Executive Officer of the Company on October 24, 2007. Mr. Fletcher is the founder of Fletcher Leisure Group, Inc. (“FLG”), which has been one of Canada’s leading suppliers of branded golf apparel, sportswear and golf equipment for over 40 years and is a long-standing business partner of the Company. Mr. Fletcher was responsible for the operations and strategic direction of FLG and served as its President until December 2003 when he became and continues to serve as the Chairman and Chief Executive Officer. Mr. Fletcher is also an officer of Fletcher Leisure Group, Ltd., a management consulting company serving the golf industry, which provides Mr. Fletcher’s services to the Company under a consulting agreement. Mr. Fletcher’s son, Mark Fletcher, currently serves as the President of FLG and FLG Ltd. and oversees their operations.
Edward J. Fadel, age 52
President
     Mr. Fadel was appointed President of the Company effective May 23, 2007. Mr. Fadel most recently served as Vice President of Merchandising at Greg Norman / Reebok. Previously, from 2005 to 2006, he served as Chief Strategist of Apparel at Ahead, Inc. where he formulated apparel and headwear strategies for both the Ahead men’s line and Kate Lord women’s line. Prior to that, Mr. Fadel served as Senior Vice President of Merchandising and Design at the Company from 2002 to 2004. Mr. Fadel joined the Company in 2001 and served as Vice President — Callaway Golf Apparel Merchandising & Design until his promotion in 2002. Mr. Fadel worked as a consultant with various apparel manufacturers from 2000 until 2001. Prior to that, Mr. Fadel founded and served as President of Elandale Golfwear, a women’s sportswear producer, from 1995 to 2000 and as President of Cutter & Buck Big & Tall (a division of The Jeremy Dold Co.) from 1992 to 1995.
Greg W. Slack, age 46
Chief Financial Officer and Principal Accounting Officer
     Mr. Slack was appointed Chief Financial Officer and Principal Accounting officer on October 24, 2007. He had previously served as the Company’s Vice President – Finance, Corporate Controller & Principal Accounting Officer until July 2007. Prior to returning to the Company, Mr. Slack served as Vice President of Finance of Pivotstor LLC from August 1, 2007 to October 23, 2007. Mr. Slack initially joined the Company as Director of Internal Audit in October 2005, was promoted to Corporate Controller in February 2006, promoted to Vice President – Finance in July 2006 and appointed Principal Accounting Officer in October 2006. From September 2004 until October 2005, Mr. Slack worked on the Company’s Sarbanes-Oxley project as an independent consultant. Mr. Slack was with JMC Management, Inc. from December 2001 through August 2004, where he served as the Chief Financial Officer from January 2003 to August 2004 and as the Controller from December 2001 to January 2003. Prior to that, Mr. Slack held various accounting related positions at Bay Logics, Inc. and PricewaterhouseCoopers LLP. He holds a Certified Public Accountant license from the State of California and a B.S. degree in Accountancy from San Diego State University.

Paul A. Bourgeois, age 59
Senior Vice President of Sales
     Mr. Bourgeois was appointed Senior Vice President of Sales for all domestic sales channels on October 1, 2007. Mr. Bourgeois most recently served as Vice President of Sales and Marketing for the E. Magrath/Byron Nelson Golf Division of VF Imagewear from May 2005 to September 2007. He was responsible for developing all sales and marketing initiatives and working with merchandising and design on product development. Prior to this, he was Vice President of Sales for the Cutter & Buck Golf Division and responsible for developing budgets, selling initiatives and all sales plans. Mr. Bourgeois spent nine years with Cutter & Buck from June 1995 to April 2004 and was promoted to Vice President of Sales in March 2002.
Former Officers as of March 31, 2008:
Peter M. Weil, age 56
Chief Executive Officer and Director
     Mr. Weil resigned his position as Chief Executive Officer and as a Director of the Company, effective October 24, 2007. He previously served as a full-time consultant and member of the Company’s Office of the Chairman (an interim executive body utilized until a new CEO was identified) from September 12, 2006 until October 30, 2006 when he was appointed as Chief Executive Officer. Mr. Weil was appointed to the Company’s Board of Directors on May 8, 2006 and continued to serve as a member of the Board until his resignation. During Mr. Weil’s tenure as the Company’s CEO, he was an inactive Partner of Lighthouse Retail Group LLC, a consulting firm specializing in improving operating and positioning strategies for retailers. From 1996 to 2004, Mr. Weil served as Senior Vice President/Director of Management Horizons (formerly, PricewaterhouseCoopers – retail consulting group). His consulting clients have included Hewlett Packard, Disney, Brooks Brothers, Nordstrom, Family Dollar and Loblaws. Mr. Weil previously held Senior Vice President positions with Macy’s, Marshalls and J Baker/Morse Shoe in merchandising and supply chain management. Mr. Weil holds an M.B.A. from the Harvard Business School and a B.A. from the University of Michigan.
Eric R. Hohl, age 46
Executive Vice President, Chief Financial Officer and Treasurer
     Mr. Hohl joined the Company in March 2007 as Executive Vice President, Chief Financial Officer and Treasurer and left his position with the Company effective October 24, 2007. Mr. Hohl joined the Company from ISE Corporation where he served as Chief Financial Officer since April 2005. ISE Corporation designs, engineers and assembles hybrid and hydrogen drive systems for heavy duty vehicles. From March 2004 to April 2005, Mr. Hohl served as the Chief Financial Officer and Chief Operating Officer at B.B. Dakota, Inc., a women’s apparel company. From September 2000 to February 2004, Mr. Hohl served as Chief Financial Officer for Ritz Interactive, Inc., an E-commerce company.

Gary I. (“Sims”) Schneiderman, age 47
President
     Mr. Schneiderman joined the Company in September 2001 and resigned from his position as President of the Company effective May 21, 2007. Mr. Schneiderman served as Vice President of Sales for Ashworth and Callaway Golf apparel Retail Sales from September 2001 until January 2004 when he was promoted to Senior Vice President of Sales and had the added responsibility for Callaway Golf apparel Green Grass Sales. In September 2005, Mr. Schneiderman was promoted to Executive Vice President of Sales, Marketing and Customer Service and in September 2006 he was promoted to President. Prior to joining the Company, Mr. Schneiderman was with Tommy Hilfiger USA where he served in a number of capacities including as National Sales Manager for men’s sportswear. Prior to 1990, he served as a Regional Sales Manager for Pincus Brothers Maxwell Tailored Clothing from 1985 to 1990.
Peter E. Holmberg, age 56
Executive Vice President – Green Grass Sales and Merchandising
     Mr. Holmberg joined the Company in July 1998 and resigned from his position as the Company’s Executive Vice President — Green Grass Sales and Merchandising effective May 21, 2007. Mr. Holmberg served as the Director of Corporate Sales from July 1998 until December 1999. He served as Vice President of Corporate Sales from December 1999 to August 2001 when he was promoted to Senior Vice President of Sales and had the added responsibility of Ashworth Green Grass Sales. Mr. Holmberg then served as the Senior Vice President of Merchandising and Design from May 2005 until September 2005 when he was promoted to Executive Vice President of Merchandising, Design and Production. He was appointed Executive Vice President — Green Grass Sales and Merchandising on October 25, 2006. Prior to joining the Company, Mr. Holmberg served as National Corporate Sales Manager for Cutter & Buck, Inc. from 1995 to 1998 and as Regional Manager and Buyer for Patrick James, Inc. from 1992 to 1995. Mr. Holmberg was the proprietor of The Country Gentleman, an upscale retail store in Bellevue, Washington, from 1975 to 1992.
Winston E. Hickman, age 65
Executive Vice President, Chief Financial Officer and Treasurer
     Mr. Hickman joined the Company on February 23, 2006 as Executive Vice President, Chief Financial Officer and Treasurer and resigned from his position with the Company effective November 17, 2006. Mr. Hickman previously served as Executive Vice President and Chief Financial Officer of REMEC, Inc., a NASDAQ-listed designer and manufacturer of advanced wireless subsystems used in commercial and defense communications applications. Mr. Hickman joined REMEC in 2003 from privately-held Paradigm Wireless System, Inc. where, beginning in 2000, he was an investor, Chief Financial Officer and a member of the board of directors. Mr. Hickman has also served as a board member, Chief Financial Officer, and financial advisor to a number of public and private companies. Mr. Hickman served as Chief Financial Officer of Pacific Scientific Company, a NYSE-listed company with sales in excess of $300 million. Prior to Pacific Scientific, he held senior financial positions at Rockwell International, Allied-Signal, and Vans, Inc. He currently serves as a member of the board of directors of SRS Labs, Inc., a NASDAQ-listed company, where he is Chairman of the Audit

Committee. Mr. Hickman holds an M.B.A. from the University of Southern California and a B.A. from California State University, Long Beach.
Executive Compensation
Summary Compensation Table
     The following information sets forth the total compensation for the Company’s named executive officers for fiscal year ended October 31, 2007.

						All Other
						Compensation
						(including
						perquisites and
					Option	other personal
Name and	Fiscal	Salary	Bonus		Awards	benefits)		Total
Principal Position	Year	($)	($)		($)(1)	($)		($)
Allan H. Fletcher (2)	2007	—	—		3,393	—		3,393
Chief Executive Officer
Edward J. Fadel(3)	2007	107,077	—		43,640	12,440	(4)	163,157
President
Greg W. Slack(5)	2007	151,619	44,250	(6)	—	1,040	(7)	196,909
Chief Financial Officer and Principal Accounting Officer
Paul A. Bourgeois(8)	2007	17,692	—		—	2,462	(9)	20,154
Senior Vice President – Sales

Former Officers:
Peter M. Weil(10)	2007	421,850	—		296,336	494,318	(11)	1,212,504
Former Chief Executive Officer
Gary I. Schneiderman(12)	2007	188,077	40,000	(13)	36,247	257,508	(14)	521,832
Former President
Eric R. Hohl (15)	2007	154,479	—		121,820	103,154	(16)	379,453
Former Executive Vice President, Chief Financial Officer and Treasurer
Winston E. Hickman(17)	2007	15,000	—		60,095	—		75,095
Former Executive Vice President, Chief Financial Officer and Treasurer
Peter E. Holmberg(18)	2007	141,923	—		—	127,067	(19)	268,990
Executive Vice President – Green Grass Sales and Merchandising

(1)	This column represents the dollar amount recognized as compensation expense for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted during fiscal 2007 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2007 grants, refer to Note (1) “Stock-Based Compensation” to the Company’s Audited Consolidated Financial Statements set forth in the Company’s Form 10-K for the fiscal year ended October 31, 2007.

(2)	Mr. Fletcher was appointed Chief Executive Officer effective October 24, 2007. Mr. Fletcher is serving as the Company’s Chief Executive Officer pursuant to a consulting agreement between the Company and Fletcher Leisure Group, Ltd. (“FLG Ltd.”). Under the consulting agreement with FLG Ltd., the Company paid FLG Ltd. a one-time fee of $75,000 upon execution of the FLG Ltd. consulting agreement and will pay FLG Ltd. a consulting fee of $9,000 per month during the term of the FLG Ltd. consulting agreement. FLG Ltd. is also eligible to receive a cash incentive fee, the amount of which will be determined by the Company’s Compensation and Human Resource Committee based on achievement of objectives set out in the Company’s annual business plan. For the 2008 fiscal year, the target incentive fee will be $500,000, assuming achievement of all objectives. The Company also granted FLG Ltd. options to purchase 100,000 shares of the Company’s common stock at an exercise price of $5.48 per share with half of the options vesting on October 24, 2008 and the remaining half vesting on October 24, 2009. See “Agreements with Current Executive Officers.”

(3)	Mr. Fadel was appointed President effective May 23, 2007.

(4)	Includes $6,955 for housing allowance, $5,077 for auto allowance and $408 for clothing allowance.

(5)	Mr. Slack served as Vice President of Finance, Corporate Controller and Principal Accounting Officer until his resignation on July 29, 2007. Mr. Slack re-joined the Company as Chief Financial Officer and Principal Accounting Officer on October 24, 2007.

(6)	Mr. Slack was paid a retention bonus of $44,250 in July 2007 pursuant to an employment agreement.

(7)	Clothing allowance.

(8)	Mr. Bourgeois joined the Company on October 1, 2007.

(9)	Includes $2,000 for housing allowance and $462 for auto allowance.

(10)	Mr. Weil’s services as a Director and the Company’s Chief Executive Officer terminated on October 24, 2007.

(11)	Includes $400,000 for severance ($100,000 paid in January 2008 with the balance to be paid in 19 semi-monthly installments), $78,741 for housing allowance (including a tax gross-up of $28,816) and $15,577 for auto allowance.

(12)	Mr. Schneiderman’s employment with the Company terminated on May 21, 2007.

(13)	Mr. Schneiderman was paid a retention bonus of $40,000 in January 2007 pursuant to an employment agreement.

(14)	Includes $230,769 for severance ($94,615 of which was paid after fiscal year-end), $16,154 for auto allowance ($9,231 of which is severance related), $408 for clothing allowance and $10,177 for club dues ($5,815 of which is severance related).

(15)	Mr. Hohl was appointed Executive Vice President, Chief Financial Officer and Treasurer on March 19, 2007. Mr. Hohl’s employment with the Company terminated on October 24, 2007.

(16)	Includes $96,000 for severance, paid in November 2007 pursuant to an employment agreement and $7,154 for auto allowance.

(17)	Mr. Hickman’s employment with the Company terminated on November 17, 2006.

(18)	Mr. Holmberg’s employment with the Company terminated on May 21, 2007.

(19)	Includes $112,500 for severance, $12,923 for auto allowance ($6,000 of which is severance related) and $822 for clothing allowance.

Grants of Plan-Based Awards for Fiscal Year 2007
     There were no grants of non-equity incentive plan-based awards for fiscal year 2007. The following table provides information with regard to all option awards granted to each named executive officer during fiscal year 2007.

All Other Option
		Awards:	Exercise or Base	Full Grant Date Fair
		Number of Securities	Price of Option	Value of Stock and
		Underlying Options	Awards	Option Awards
Name	Grant Date	(#)	($)	($)
Allan H. Fletcher (1)	10/24/07	100,000	5.48	207,390
Edward J. Fadel(2)	5/23/07	40,000	8.40	130,832
Greg W. Slack	—	—	—	—
Paul A. Bourgeois	—	—	—	—

Former Officers:
Peter M. Weil(3)	11/1/06	100,000	7.10	284,790
Gary I. Schneiderman	—		—	—
Eric R. Hohl(4)	3/19/07	40,000	7.60	121,820
Winston E. Hickman	—	—	—	—
Peter E. Holmberg	—	—	—	—

(1)	On October 24, 2007, Mr. Fletcher was granted an option for 100,000 shares, pursuant to the Company’s 2007 Nonstatutory Stock Option Plan as part of his compensation as the Company’s Chief Executive Officer. Subsequent to the fiscal year-end, this option grant was terminated pursuant to the termination of Mr. Fletcher’s employment agreement. Mr. Fletcher is serving as the Company’s Chief Executive Officer pursuant to a consulting agreement between the Company and FLG Ltd. Under the consulting agreement with FLG Ltd., the Company granted FLG Ltd. options to purchase 100,000 shares of the Company’s common stock at an exercise price of $5.48 per share with half of the options vesting on October 24, 2008 and the remaining half vesting on October 24, 2009. See “Agreements with Current Executive Officers.”

(2)	On May 23, 2007, Mr. Fadel was granted an option for 40,000 shares as part of his compensation as the Company’s President. Half of the options vest on May 23, 2008 and the remaining half vest on May 23, 2009.

(3)	On November 1, 2006, Mr. Weil was granted an option for 100,000 shares as part of his compensation as the Company’s Chief Executive Officer. On October 24, 2007, the Company entered into a separation and release agreement with Mr. Weil which provided for the acceleration of Mr. Weil’s unvested stock options and an extension of the exercise period of such options until one year following Mr. Weil’s separation.

(4)	On March 19, 2007, Mr. Hohl was granted an option for 40,000 shares as part of his compensation as the Company’s Executive Vice President and Chief Financial Officer. Effective October 24, 2007, Eric R. Hohl left his position as Executive Vice President, Chief Financial Officer and Treasurer of the Company. Pursuant to the terms of his employment agreement, the vesting for the 40,000 stock options was accelerated and will be exercisable for 90 days after his departure for incentive stock options and 180 days after his departure for non-qualified options.

Outstanding Equity Awards At Fiscal 2007 Year-End
     The following table provides information on option awards held by each executive officer as of October 31, 2007.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date
Allan H. Fletcher(1)	—	100,000	5.48	10/24/17
Edward J. Fadel(2)	—	40,000	8.40	5/23/17
Greg W. Slack	—	—	—	—
Paul A. Bourgeois	—	—	—	—
Former Officers:
Peter M. Weil	2,308	—	9.21	10/24/08
Peter M. Weil	12,900	—	6.55	10/24/08
Peter M. Weil	100,000	—	7.10	10/24/08
Gary I. Schneiderman	519	—	10.75	11/21/07
Gary I. Schneiderman	4,774	—	7.03	11/21/07
Gary I. Schneiderman	4,733	—	6.55	11/21/07
Eric R. Hohl	13,686	—	7.60	4/24/08
Eric R. Hohl	26,314	—	7.60	1/24/08
Winston E. Hickman	—	—	—	—
Peter E. Holmberg	—	—	—	—

(1)	On October 24, 2007, Mr. Fletcher was granted an option for 100,000 shares as part of his compensation as the Company’s Chief Executive Officer. Subsequent to fiscal year-end this option grant was terminated pursuant to the termination of Mr. Fletcher’s employment agreement. Mr. Fletcher is serving as the Company’s Chief Executive Officer pursuant to a consulting agreement between the Company and FLG Ltd. Under the consulting agreement with FLG Ltd., the Company granted FLG Ltd. options to purchase 100,000 shares of the Company’s common stock at an exercise price of $5.48 per share with half of the options vesting on October 24, 2008 and the remaining half vesting on October 24, 2009. See “Agreements with Current Executive Officers.”

(2)	On May 24, 2007, Mr. Fadel was granted an option for 40,000 shares as part of his compensation as the Company’s President. Half of the options vest on May 23, 2008 and the remaining half vest on May 23, 2009.

Option Exercises and Stock Vested in Fiscal Year 2007
     The following table provides information about options exercised by named executive officers during the year ended October 31, 2007.

Option Awards
Number of
	Shares Acquired	Value Realized
	Upon Exercise	Upon Exercise
Name	(#)	($)
Allan H. Fletcher	—	—
Edward J. Fadel	—	—
Greg W. Slack	—	—
Paul A. Bourgeois	—	—
Former Officers:
Peter M. Weil(1)	—	—
Gary I. Schneiderman(2)	8,381	3,338
Eric R. Hohl(1)	—	—
Winston E. Hickman (3)	—	—
Peter E. Holmberg(2)	40,755	48,970

(1)	Each of Mr. Weil’s and Mr. Hohl’s employment with the Company ended on October 24, 2007.

(2)	Each of Mr. Schneiderman’s and Mr. Holmberg’s employment with the Company ended on May 21, 2007.

(3)	Mr. Hickman’s employment with the Company ended on November 17, 2006.
Executive Employment Agreements, Termination of Employment and Change in Control Arrangements
     The Company previously entered into executive employment agreements with: Allan H. Fletcher, the Chief Executive Officer, Edward J. Fadel, the President, Greg W. Slack, the Chief Financial Officer, Peter M. Weil, former Chief Executive Officer, Winston E. Hickman, former Executive Vice President, Chief Financial Officer and Treasurer; Peter E. Holmberg, former Executive Vice President of Green Grass Sales and Merchandising; Gary I. “Sims” Schneiderman, former President, and Eric R. Hohl, former Executive Vice President, Chief Financial Officer and Treasurer. Messrs. Weil, Hickman, Holmberg, Schneiderman and Hohl ceased employment with the Company effective October 24, 2007, November 17, 2006, May 21, 2007, May 21, 2007 and October 24, 2007, respectively.
Agreements With Current Executive Officers
     The employment agreement between the Company and Mr. Fletcher, dated October 24, 2007, and the stock options granted to Mr. Fletcher under the 2007 Nonstatutory Stock Option Plan on October 24, 2007 have been terminated.
     Effective January 11, 2008, the Company entered into a consulting agreement with Fletcher Leisure Group, Ltd., a New York corporation, under which FLG Ltd. provides the services of a management consultant to act as the Company’s Chief Executive Officer (the “FLG Ltd. Consulting Agreement”). The initial management consultant designated by FLG Ltd. is

Mr. Fletcher, and FLG Ltd. may not designate any other management consultant without the Company’s written permission. The Company paid FLG Ltd. a one-time fee of $75,000 upon execution of the FLG Ltd. Consulting Agreement and will pay FLG Ltd. a consulting fee of $9,000 per month during the term of the FLG Ltd. Consulting Agreement. FLG Ltd. is also eligible to receive a cash incentive fee, the amount of which will be determined by the Company’s Compensation and Human Resource Committee based on achievement of objectives set out in the Company’s annual business plan. For the 2008 fiscal year, the target incentive fee will be $500,000, assuming achievement of all objectives. If the Company terminates the FLG Ltd. Consulting Agreement without cause during a fiscal year, the Company will pay FLG Ltd. a pro rata portion of the incentive fee determined by the Compensation and Human Resources Committee to have been earned for such fiscal year. In addition, the Company granted FLG Ltd. 100,000 options to purchase shares of the Company’s common stock at an exercise price of $5.48 per share. Half of the options vest on October 24, 2008, and the remaining options vest on October 24, 2009. The options will vest immediately upon termination of the FLG Ltd. Consulting Agreement without cause or a change of control of the Company and will terminate upon the earlier of one year after the termination of the FLG Ltd. Consulting Agreement and ten years after the date of grant.
     The Company will also reimburse FLG Ltd. for the rental of reasonable residential or hotel accommodations in the Carlsbad, California area while the management consultant is providing services to the Company at the Company’s headquarters (if the Company does not itself make such accommodations available).
     The FLG Ltd. Consulting Agreement contains terms customary for a consulting agreement regarding confidentiality of the proprietary information of the Company, the assignment of intellectual property to the Company, reimbursement of business expenses and FLG Ltd.’s status as an independent contractor.
     The FLG Ltd. Consulting Agreement may be terminated at will by either party. The Company may terminate the FLG Ltd. Consulting Agreement for cause in certain circumstances, with the result that the options granted under the FLG Ltd. Consulting Agreement will be terminated immediately and FLG Ltd. will not be entitled to a pro rata portion of the incentive fee earned during that fiscal year. Under the FLG Ltd. Consulting Agreement, “cause” means material breach of the FLG Ltd. Consulting Agreement by FLG Ltd., any act or acts of personal dishonesty by FLG Ltd. or the management consultant, the conviction of FLG Ltd. or the management consultant of a felony, violation of the Company’s policies or code of conduct by FLG Ltd. or the management consultant, violation by FLG Ltd. or the management consultant of any confidentiality or non-competition agreement with the Company or any of the Company’s affiliates, or the willful misconduct of FLG Ltd. or the management consultant that is injurious to the Company. If FLG Ltd. terminates the FLG Ltd. Consulting Agreement because the duties to be performed by FLG Ltd. are reduced in scope, the termination will be deemed a termination by the Company without cause.
     In connection with Mr. Fadel’s appointment as President, the Company entered into an employment agreement (the “Fadel Employment Agreement”) with Mr. Fadel that provides for compensation which includes: an annual base salary of $240,000; eligibility for up to a target bonus of 40% of base salary, with the actual payment subject to the Board’s discretion and in accordance with any applicable bonus plan; the grant of options to purchase 40,000 shares of the

Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on May 23, 2007 and with half of the options vesting on each of the first two anniversaries of Mr. Fadel’s employment with the Company (and which immediately vest upon Mr. Fadel’s termination without cause); and, a monthly auto allowance of $1,000, a monthly housing allowance of $2,500 for 12 months and coverage under the Company’s benefits programs. If Mr. Fadel is terminated without cause as defined in the Fadel Employment Agreement and he delivers a fully executed release and waiver of all claims against the Company, the severance provisions of the Employment Agreement grant him a lump sum payment of 25% to 50% of his then current annual salary, depending on the timing and circumstances of his termination.
     In connection with Mr. Slack’s appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Slack (the “Slack Employment Agreement”) on October 24, 2007. The Slack Employment Agreement provides for compensation consisting of, among other things, an annual base salary of $225,000; eligibility for up to a target bonus of 50% of base salary at the discretion of the Company’s Board of Directors; a clothing allowance in accordance with Company policy; and an automobile allowance of $750 per month.
     The Slack Employment Agreement also provides for a severance payment, in the event that Mr. Slack is terminated without cause and Mr. Slack delivers to the Company and thereafter does not revoke a release and waiver of all claims against the Company. In such case, the severance payment would be 50% of Mr. Slack’s then-current annual base salary, if such termination occurs on or prior to the one-year anniversary of Mr. Slack’s employment with the Company, or 100% of Mr. Slack’s then-current annual base salary, if such termination occurs after Mr. Slack’s one-year anniversary of employment with the Company.
     On September 20, 2007, the Company entered into an employment agreement with Paul Bourgeois (the “Bourgeois Employment Agreement”) appointing him as the Senior Vice President, Sales, effective October 1, 2007. The Bourgeois Employment Agreement provides for compensation of $7,692 paid bi-weekly; a performance bonus opportunity of 30% of annual base salary under certain circumstances; an automobile expense allowance of $500 each month; a clothing allowance in accordance with Company policy; and a residential allowance of $2,000 each month for a period of six months, which is reimbursable to the Company if Mr. Bourgeois resigns within the first two years of employment.
Agreements With Former Executive Officers
     On November 27, 2006, the Company entered into an employment agreement effective as of October 30, 2006 with Peter M. Weil (the “Weil Employment Agreement”) appointing him as the Company’s Chief Executive Officer. The Weil Employment Agreement provided for compensation consisting of, among other things: an annual base salary of $400,000; a performance bonus opportunity of 50% of annual base salary under certain circumstances; a grant of options to purchase 100,000 shares of the Company’s common stock, with 50% of the options vesting on each of the first two anniversaries of the grant date; eligibility to participate in the Company’s 401(k) plan; coverage under the Company’s medical, dental and life insurance benefits programs; a clothing allowance in accordance with Company policy; an automobile allowance of $1,250 per month; and an allowance for reasonable residential expenses, in lieu of moving expenses, until such time as the Compensation and Human Resources Committee or the

Board takes further action, which included housing and all reasonable expenses (to be grossed up for taxes, if applicable). If Mr. Weil were terminated without Cause (as defined in the Weil Employment Agreement), then Mr. Weil would receive (1) severance compensation in an amount equal to 12 months of his then current annual base salary and (2) accelerated vesting of all stock options granted under the Weil Employment Agreement. Mr. Weil’s option vesting would also be accelerated as a result of a change of control. In the event that Mr. Weil became disabled (as defined in the Weil Employment Agreement) during the term of this Agreement for a continuous period up to 90 days, or upon termination of his employment as a result of his death, the Company was obligated to pay a pro rata share of the annual bonus in the year in which Mr. Weil was disabled or died.
     On October 24, 2007, the Company entered into a separation and release agreement with Mr. Weil (the “Weil Separation Agreement”). Under the Weil Separation Agreement, Mr. Weil is entitled to a severance payment of $400,000 paid as follows: $100,000 on January 2, 2008, with the balance of $300,000 paid thereafter in 19 equal semi-monthly installments on the 15th and last day of every month. The Weil Separation Agreement, provided certain requirements are met, also provides for the acceleration of Mr. Weil’s unvested stock options and an extension of the exercise period of such options until one year following Mr. Weil’s separation.
     On February 23, 2006, the Company entered into an employment agreement with Winston E. Hickman (the “Hickman Employment Agreement”) which terminated in connection with his resignation effective November 17, 2006. The Hickman Employment Agreement provided for: a base salary of $300,000; a target bonus of 50% of base salary, with the actual payment subject to the Board’s discretion; the grant of options to purchase 50,000 shares of the Company’s common stock, with half of the options vesting on each of the first two anniversaries of Mr. Hickman’s employment with the Company; and coverage under the Company’s benefits programs. No bonus was awarded to Mr. Hickman for fiscal 2006. The Hickman Employment Agreement also provided that if Mr. Hickman had been terminated without Cause or resigned under certain specified circumstances, Mr. Hickman would have been entitled to: a lump sum payment of either one-half or all of his then current annual salary, depending on the timing and circumstances of his termination or resignation; a pro rata bonus; and immediate vesting of a pro rata number of stock options.
     In connection with Mr. Hickman’s resignation effective November 17, 2006 as Executive Vice President and Chief Financial Officer, the Company entered into a release agreement with Mr. Hickman (the “Hickman Release Agreement”) on November 16, 2006 whereby Mr. Hickman provided a standard release of any claims, complaints and lawsuits against the Company and other related entities and persons. The Hickman Release Agreement also provided that Mr. Hickman will receive continuing medical, dental and Exec-U-Care insurance coverage for a period of 18 months from December 1, 2006 through May 31, 2008 in exchange for ten (10) full days of consulting services to be provided by Mr. Hickman on reasonable and mutually agreed upon dates between November 20, 2006 and May 30, 2008, to assist with a professional transition of Executive Vice President and Chief Financial Officer responsibilities and to advise on related matters.
     Effective October 25, 2006, the Company and Mr. Holmberg entered into the Amended and Restated Employment Agreement (the “Holmberg Employment Agreement”). Under the Holmberg Employment Agreement, Mr. Holmberg was to receive an annual base salary of

$225,000 and was eligible to earn an annual bonus up to a maximum of 40% of his annual base salary based and conditioned on the Company’s achievement of certain financial targets. Among other things, Mr. Holmberg also received an automobile allowance of $1,000 per month. If Mr. Holmberg were to be terminated within two years of the effective date of the Holmberg Employment Agreement as a result of a Qualifying Termination (as defined in the Holmberg Employment Agreement) and if Mr. Holmberg delivered and did not revoke a fully executed release and waiver of all claims against the Company, then the Company was obligated to pay Mr. Holmberg the equivalent of 12 months of his then-current annual base salary, which was to be in lieu of any other severance payment benefits that otherwise may at that time be available under the Company’s applicable policies; provided, however, that the Holmberg Employment Agreement was not intended to modify or supersede the change in control agreement between the Company and Mr. Holmberg.
     On May 25, 2007, the Company entered into a severance and release agreement with Mr. Holmberg (the “Holmberg Severance Agreement”) which provided for a modification of prior employment agreements and arrangements with Mr. Holmberg. Under the Holmberg Severance Agreement, Mr. Holmberg was entitled to a lump sum severance payment of $112,500 and an automobile allowance of $6,000 and agreed to provide a customary release of all claims against the Company.
     On September 7, 2005, the Company entered into an employment agreement with Gary I. “Sims” Schneiderman (the “Sims Employment Agreement”). The Sims Employment Agreement with Mr. Schneiderman provided for: a minimum base salary of $300,000; bonuses to be determined by the Board on the basis of merit and the Company’s financial success and progress up to a maximum of 82.5% of his base salary; three guaranteed minimum non-compete/retention payments of $85,000 on September 12, 2005, $85,000 on November 24, 2005 and $40,000 following the close of final accounting records for 2006; stock options to purchase 20,000 shares for each of fiscal years 2005, 2006 and 2007; an automobile allowance of $1,000 per month and a club membership. The Sims Employment Agreement also provided that if a Qualifying Termination (as defined in the agreement) occurs, Mr. Schneiderman would be entitled to receive severance payments equal to 12 months of his then-current annual base salary, an additional cash payment of $50,000, payment of insurance premiums for a period of 12 months, and immediate vesting of all options.
     On May 25, 2007, the Company entered into a severance and release agreement with Mr. Schneiderman (the “Sims Severance Agreement”) which provided for a modification of prior employment agreements and arrangements with Mr. Sims. Under the Sims Severance Agreement, Mr. Schneiderman is entitled to the continuation of bi-weekly payments of his base salary, automobile allowance and club dues for nine (9) months, the continuation of his employee insurance benefits for twelve (12) months and a waiver of the requirement for Mr. Schneiderman to reimburse the Company for the cost of the club membership of $45,000. Mr. Sims agreed to provide a customary release of all claims against the Company. Mr. Schneiderman is also entitled to acceleration of 20,000 outstanding stock options that were not yet vested, which are deemed vested as of May 21, 2007.
     Effective March 19, 2007, the Company and Eric R. Hohl entered into an employment agreement (the “Hohl Employment Agreement”) that appointed Mr. Hohl the Executive Vice President, Chief Financial Officer and Treasurer. The Hohl Employment Agreement provided for compensation which included: an annual base salary of $240,000; eligibility for up to a target bonus of 40% of base salary, with the actual payment subject to the Board’s discretion and in accordance with any applicable bonus plan; the grant of options to purchase 40,000 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on March 19, 2007, and with half of the options vesting on each of the first two anniversaries of Mr. Hohl’s employment with the Company; and coverage under the Company’s benefits programs. If Mr. Hohl is terminated without cause as defined in the Hohl Employment Agreement and he delivers a fully executed release and waiver of all claims against the Company, the severance provisions of the Hohl Employment Agreement grant him: a lump sum payment of 25% to 50% of his then current annual salary, depending on the timing and circumstances of his termination and immediate vesting of the above stock options.
     Effective October 24, 2007, Eric R. Hohl left his position as Executive Vice President, Chief Financial Officer and Treasurer of the Company. Pursuant to the terms of the Hohl Employment Agreement, the vesting for 40,000 stock options was accelerated and will be exercisable for 90 days after his departure for incentive stock options and 180 days after his departure for non-qualified options. Mr. Hohl delivered a fully executed release and waiver of all claims against the Company and subsequently received a one-time severance payment from the Company of $96,000.
Change in Control Agreements
     Additionally, the Company had entered into change in control agreements with the following former executives: Winston E. Hickman, Peter E. Holmberg and Gary I. “Sims” Schneiderman. The change in control agreements with Messrs. Hickman, Holmberg and Schneiderman terminated due to their resignations from the Company. The Company had also entered into a change in control agreement with Greg W. Slack during his prior employment with the Company as the Vice President of Finance, Corporate Controller and Principal Accounting Officer. Mr. Slack’s change in control agreement terminated due to his resignation from the Company on July 29, 2007. The Company did not enter into a new change in control agreement with Mr. Slack on his appointment as Chief Financial Officer on October 24, 2007. Upon a qualifying termination in connection with a change in control, as defined in each agreement, the executive would be entitled to severance payments (generally equal to the executive’s highest base salary with the Company in the prior three years, except that Mr. Slack, if his agreement were still in effect, would receive an amount that is equal to nine months of his highest base salary for the prior three years and Mr. Hickman, if his agreement were still in effect, would receive an amount equal to one and a half times his highest base salary for the prior three years), grossed up for applicable excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended. In addition, Mr. Hickman’s change in control agreement, if it were still in effect, provides for the immediate vesting of all unexercised stock options and the continuation of insurance benefits for up to 18 months. Effective as of February 28, 2006, the employment and change in control agreements for each of the then-current executive officers were amended to comply with Section 409A of the Internal Revenue Code, as amended.

Potential Payments Upon Termination or a Change in Control
     The table below reflects the amount of compensation to each of the named executive officers of the Company in the event of a termination of such executive officer’s employment. The amount of compensation payable to each named executive officer upon involuntary not-for-cause termination, voluntary, good reason termination or following a change of control is shown below. The amounts shown assume that such termination was effective as of October 31, 2007 and use the closing price of our common stock as of October 31, 2007 ($5.56), and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executive officers upon their termination. The actual amounts to be paid out can only be determined at the time of such executive officer’s separation from the Company. See “Executive Employment Agreements, Termination of Employment and Change in Control Arrangements” above for the material terms of the relevant agreements.

Involuntary,
		Not-For-Cause	Change in
		or Voluntary,	Control
		Good Reason	(Qualifying
		Termination	Termination)
Name and Principal Position	Potential Executive Benefits and Payments	Total ($)	Total ($)
Allan H. Fletcher	Cash Severance	—	—
Chief Executive Officer	Bonus	—	—
	Stock option award – unvested and accelerated(1)	8,000	8,000
	Total	8,000	8,000

Edward J. Fadel	Cash Severance(2)	96,000	—
President	Bonus	—	—
	Stock option award – unvested and accelerated(1)	—	—
	Total	96,000	—
		—	—
Greg W. Slack	Cash Severance(3)	112,500	—
Chief Financial Officer and	Bonus	—	—
Principal Accounting Officer	Stock option award – unvested and accelerated(1)	—	—
	Total	112,500	—
		—	—
Paul A. Bourgeois(4)	Cash Severance	—	—
Senior Vice President – Sales	Bonus	—	—
	Stock option award – unvested and accelerated(1)	—	—
	Total	—	—

(1)	The potential value realized by the executive officer (on a pre-tax basis) is calculated by multiplying the total number of stock options subject to acceleration times the difference between the closing price of the Company’s stock on October 31, 2007 and the exercise price, provided that the exercise price is lower. The exercise price for Mr. Fadel’s stock options was $8.40. Messrs. Bourgeois and Slack did not receive any stock options.

(2)	Mr. Fadel would be entitled to a cash severance (on a pre-tax basis) equal to 40% of his then annual base salary based on achieving more than six months but not more than one year of service.

(3)	Mr. Slack would be entitled to a cash severance (on a pre-tax basis) equal to 50% of his then annual base salary based on achieving less than one year of service.

(4)	Mr. Bourgeois’ employment agreement does not contain severance or change in control provisions.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS.
     The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of April 1, 2008 (unless otherwise noted) by: (i) each person known by the Company to own beneficially more than 5% of the Company’s outstanding shares of common stock, (ii) each of the Company’s directors, (iii) the Company’s named executive officers, and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted, each person listed below has sole voting power and sole investment power with respect to shares shown as owned by him, her or it. Information as to beneficial ownership is based upon statements furnished to the Company or filed with the Securities and Exchange Commission by such persons.

						Percent
	Shares		Options (2)	Total		Owned (3)
Name and Address (1)	(#)		(#)	(#)		(%)
Detlef H. Adler	10,000		23,333	33,333		*
Paul A. Bourgeois	3,800		—	3,800		*
Stephen G. Carpenter	17,500	(4)	97,500	115,000		*
Edward J. Fadel	20,000		20,000	40,000		*
Allan H. Fletcher	200		—	200		*
John M. Hanson, Jr.	97,200	(5)	92,500	189,700		1.3
James B. Hayes	15,500		75,833	91,333		*
Winston E. Hickman	—		—	—		—
Eric R. Hohl(6)	1,000		13,686	14,686		*
Peter E. Holmberg(6)	15,000		—	15,000		*
Michael S. Koeneke	18,400		10,063	28,463	(7)	*
David M. Meyer	34,200		73,141	107,341	(8)	*
James G. O’Connor	37,500	(9)	53,333	90,833		*
John M. Richardson	2,000		23,875	25,875		*
Gary I. Schneiderman	—		—	—		*
Greg W. Slack(10)	2,400		—	2,400		*
Eric S. Salus	10,000		15,417	25,417		*
Peter M. Weil	10,000		115,208	125,208		*
All executive officers and directors as a group (14 persons)	294,700		613,889	908,589		5.9
Knightspoint Partners II, L.P. 787 Seventh Avenue, 9th Floor, New York, NY 10019	2,467,453	(11)	83,204	2,550,657		17.3
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	1,699,390	(12)	—	1,699,390		11.5
Diker Management LLC 745 Fifth Avenue Suite 1409 New York, NY 10151	1,677,919	(13)	—	1,667,919		11.3

					Percent
	Shares		Options (2)	Total	Owned (3)
Name and Address (1)	(#)		(#)	(#)	(%)
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	1,222,938	(14)	—	1,222,938	8.4
JPMorgan Chase & Co. 270 Park Avenue New York, NY 10017	965,280	(15)	—	965,280	6.6
Disciplined Growth Investors, Inc. 100 South Fifth St. Suite 2100 Minneapolis, MN 55402	848,897	(16)	—	848,897	5.8
Seidensticker (Overseas) Limited Room 728, Ocean Center 5 Canton Road Tsimshatsui Kowloon, Hong Kong	713,980	(17)	—	713,980	4.9

*	Less than one percent.

(1)	Unless otherwise indicated, the address for each stockholder is the same as the address of the Company.

(2)	Represents shares of common stock that may be acquired pursuant to currently exercisable stock options or stock options exercisable within 60 days of April 1, 2008.

(3)	Applicable percentage of ownership is based upon 14,713,511 shares of common stock outstanding as of April 1, 2008, together with applicable stock options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after April 1, 2008 are deemed outstanding for computing the percentage of ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)	The shares are owned by the Stephen G./Jannell S. Carpenter Trust. Stephen G. Carpenter and Jannell S. Carpenter have shared voting and investment powers.

(5)	77,500 of these shares are owned by 7296 LTD, a family partnership. Mr. John M. Hanson, Jr. is the General Partner of 7296 LTD and has sole voting and investment powers. Mr. Hanson has direct ownership of the remaining 19,700 shares with sole voting and investment powers. All 97,200 shares are pledged in a broker margin account.

(6)	Each of Messrs. Hohl and Holmberg are no longer employed by the Company and the Company does not have updated information; therefore, the information presented here is as of each executive’s termination date. Such termination dates are October 24, 2007 and May 21, 2007, respectively.

(7)	Includes 200 shares of common stock beneficially owned by Knightspoint Partners II, L.P. The General Partner of Knightspoint Partners II, L.P. is Knightspoint Capital Management II LLC. The sole Member of Knightspoint Capital Management II LLC is Knightspoint Partners LLC. Mr. Koeneke is a managing member of Knightspoint Partners LLC, and thus is deemed to beneficially own shares owned by Knightspoint Partners II, L.P. The 28,463 shares beneficially owned by Mr. Koeneke are also included in the 2,550,657 shares beneficially owned by the Knightspoint Group. (See footnote 11 below.)

(8)	Includes 200 shares of common stock beneficially owned by Knightspoint Partners II, L.P. The General Partner of Knightspoint Partners II, L.P. is Knightspoint Capital Management II LLC. The sole Member of Knightspoint Capital Management II LLC is Knightspoint Partners LLC. Mr. Meyer is a managing member of Knightspoint Partners LLC, and thus is deemed to beneficially own shares owned by Knightspoint Partners II, L.P. The 107,341 shares beneficially owned by Mr. Meyer are also included in the 2,550,657 shares beneficially owned by the Knightspoint Group. (See footnote 11 below.)

(9)	The shares are owned by the James G. O’Connor Revocable Trust. Mr. O’Connor has sole voting and investment powers.

(10)	Mr. Slack was appointed the Chief Financial Officer and Principal Accounting Officer on October 24, 2007.

(11)	This information is based upon a Form 4 filed with the Securities and Exchange Commission on October 12, 2007. This Form 4 was filed jointly by Starboard Value and Opportunity Master Fund Ltd. (Starboard), RCG Starboard Advisors, LLC (“RCG Starboard Advisors”), Parche, LLC (“Parche”), Ramius Capital Group, LLC (“Ramius”), C4S & Co., LLC (“C4S”), Peter A. Cohen, Jeffrey M. Solomon, Morgan B. Stark and Thomas W. Strauss (collectively, the “Ramius Group”). This information is also based upon a Form 4 filed with the Securities and Exchange Commission on October 3, 2007. This Form 4 was filed jointly by Knightspoint Partners II, L.P., Knightspoint Capital Management II LLC, Knightspoint Partners, LLC, Michael Koeneke and David Meyer (collectively, the “Knightspoint Group”). The Ramius Group and the Knightspoint Group are collectively the “Reporting Persons.” As of October 12, 2007, the Reporting Persons owned an aggregate of 2,550,657 shares. Each Reporting Person disclaims beneficial ownership of these securities except to the extent of its pecuniary interest, and this report shall not be deemed to be an admission that any Reporting Person is the beneficial owner of these securities for purposes of Section 16 of the Exchange Act or for any other purpose.

(12)	This information is based upon a Schedule 13G/A filed by Heartland Advisors, Inc. and William J. Nasgovitz with the Securities and Exchange Commission on February 8, 2008. Mr. Nasgovitz is the President and principal shareholder of Heartland Advisors, Inc. Heartland Advisors, Inc. and Mr. Nasgovitz have shared dispositive power for 1,699,390 shares and shared voting power for 1,617,001 shares. Heartland Advisors, Inc. and Mr. Nasgovitz each specifically disclaim beneficial ownership of any of the shares reported in such Schedule 13G/A.

(13)	This information is based upon a Schedule 13G filed by Diker Management, LLC, Diker GP, LLC, Charles M. Diker and Mark N. Diker, as a group, with the Securities and Exchange Commission on November 27, 2007, a Form 3 and a Form 4 each filed with the Securities and Exchange Commission on November 27, 2007 by Diker Management, LLC and a Form 4 filed with the Securities and Exchange Commission on November 29, 2007 by Diker Management, LLC. As of November 28, 2007, Diker Management, LLC, Diker GP, LLC, Charles M. Diker and Mark N. Diker had the shared voting and investment power of the 1,667,919 shares reported as beneficially owned, and, as affiliates of a registered investment advisor under the Investment Advisors Act of 1940, disclaim beneficial ownership of these shares.

(14)	This information is based upon a Schedule 13G/A filed by Dimensional Fund Advisors LP with the Securities and Exchange Commission on February 6, 2008. As of December 31, 2007, Dimensional Fund Advisors LP has sole voting and investment power of the 1,222,938 shares that it beneficially owns, and, as a company registered under the Investment Advisors Act of 1940, disclaims beneficial ownership of these shares.

(15)	This information is based upon a Schedule 13G filed by JPMorgan Chase & Co. and its wholly owned subsidiary, J.P. Morgan Investment Management Inc., with the Securities and Exchange Commission on February 1, 2008. As of December 31, 2007, JPMorgan Chase & Co. had the sole voting and investment power of the 965,280 shares reported as beneficially owned.

(16)	This information is based upon a Schedule 13G/A filed by Disciplined Growth Investors, Inc. with the Securities and Exchange Commission on February 7, 2008. As of December 31, 2007, Disciplined Growth Investors, Inc. had the sole voting and investment power of the 848,897 shares reported as beneficially owned.

(17)	This information is based upon a Schedule 13G filed by Seidensticker (Overseas) Limited with the Securities and Exchange Commission on February 21, 2001 and additional information provided to the Company by Seidensticker (Overseas) Limited. Seidensticker (Overseas) Limited has sole voting and investment power for all shares.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Pursuant to Section 16(a) of the Exchange Act, the rules promulgated thereunder and the requirements of NASDAQ, executive officers and directors of the Company and persons who beneficially own more than 10% of the common stock of the Company are required to file with the SEC and NASDAQ and furnish to the Company reports of ownership and change in ownership with respect to all equity securities of the Company.
     Based solely on its review of the copies of such reports received by the Company during or with respect to the fiscal year ended October 31, 2007 and/or written representations from such reporting persons, the Company believes that its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to such individuals, except that Mr. Bourgeois inadvertently filed a late Form 3, the initial statement of beneficial ownership, and Mr. Hayes inadvertently filed a late Form 4 reporting one common stock purchase on January 16, 2007. Mr. Bourgeois has since filed his initial statement of beneficial ownership and Mr. Hayes has since reported the transaction.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     In October 2007, the Company announced the appointment of Allan H. Fletcher to the position of Chief Executive Officer. Mr. Fletcher is the founder of Fletcher Leisure Group, Inc. which has been one of Canada’s leading suppliers of branded golf apparel, sportswear and golf equipment for over 40 years and is a long-standing business partner of the Company. The Company distributes Ashworth® and Callaway Golf apparel, headwear and accessories in Canada through two separate divisions operated by FLG. Mr. Fletcher was responsible for the operations and strategic direction of FLG and served as its President until December 2003 when he became the Chairman of FLG. Mr. Fletcher’s son, Mark Fletcher, currently serves as the President of FLG and oversees its operations.
     Effective January 11, 2008, the Company entered into the FLG Ltd. Consulting Agreement with FLG Ltd., under which FLG Ltd. provides the services of a management consultant to act as the Company’s Chief Executive Officer. The initial management consultant designated by FLG Ltd. is Mr. Fletcher, and FLG Ltd. may not designate any other management consultant without the Company’s written permission. For additional information see discussion under “Agreements With Current Executive Officers” above.
     On January 15, 2008, Sunice Holdings, Inc. (“Sunice”), a wholly-owned subsidiary of Ashworth Inc., entered into a purchase agreement (the “Agreement”) with FLG. Under the Agreement, Sunice agreed to purchase certain trademarks and related assets of FLG (the “Acquired Assets”), and FLG agreed to provide certain services to Sunice in connection therewith. The aggregate consideration to be paid by Sunice for the Acquired Assets and certain non-competition covenants included in the Agreement was $50,000 plus a profit sharing amount to be paid during the ten years after the closing of the acquisition (the “Profit Sharing”). Under the Agreement, for the term of the Agreement FLG agreed not to, directly or indirectly, sell or distribute golf related apparel or similar designs that are developed by FLG for sale by Sunice to on-course and off-course golf specialty accounts, corporate accounts, and specialty retailers and department stores.
     After the closing of the acquisition of the Acquired Assets (the “Closing Date”), Sunice licensed to FLG certain trademarks included in the Acquired Assets for limited circumstances and uses that do not materially impact Sunice’s use of the trademarks within the United States, the United Kingdom, Ireland and Europe.

     FLG has the right and option (the “Re-Purchase Option”) to purchase all of the Acquired Assets for a cash price that is generally based on Sunice’s operating income for a period of time prior to the exercise of the Re-Purchase Option. The Re-Purchase Option shall be exercisable upon certain events during the term of the Agreement, including if Sunice fails to pay FLG certain profit sharing amounts in the fiscal year ended October 31, 2009 or in any subsequent fiscal year, and during the 12 month period following the tenth anniversary of the Closing Date.
     The Agreement may be terminated by the non-breaching party in the event of a material breach of the Agreement that is not cured by the breaching party within 90 days of notice of such breach, and under certain other circumstances.
     On the Closing Date, Sunice and FLG entered into a Service Agreement under which FLG agreed to provide all designs for Sun Ice Golf Apparel for production, marketing and sale by Sunice, as requested by the Sunice. FLG also agreed to identify and facilitate the requisite relationships with vendors for all sourcing aspects of the Sun Ice Golf Apparel.
     The Company leases its Phenix City, Alabama distribution facility from STAG II Phenix City, LLC, which purchased the building in fiscal 2006 from 16 Downing, LLC, which was a related party owned by certain members of Gekko Brands, LLC’s management. Total payments under the operating lease for this facility made during the years ended October 31, 2007, 2006 and 2005 were $457,000, $400,000 and $400,000, respectively. The lease agreement requires monthly payments of $38,060 through June 6, 2012.
     Seidensticker (Overseas) Limited (“Seidensticker”), a supplier of inventoried products to the Company, owned approximately 5% of the Company’s outstanding common stock at October 31, 2007. Additionally, the President and Chief Executive Officer of Seidensticker (Overseas) Limited was elected to the Company’s Board of Directors effective January 1, 2006. During the years ended October 31, 2007, 2006 and 2005, the Company purchased approximately $1,151,000, $1,571,000 and $5,800,000, respectively, of products from Seidensticker. The Company believes that the terms upon which it purchased the inventoried products from Seidensticker are consistent with the terms offered to other, unrelated parties.
     On September 12, 2006, concurrent with his appointment to the Office of the Chairman, Mr. Weil, who is the former CEO and a former director of the Board, entered into an agreement with the Company to provide consulting services on corporate management and operations and decision-making within the Office of the Chairman (the “Weil Agreement”). Mr. Weil was paid approximately $48,000 for such services for the period of September 12, 2006 through October 29, 2006. Mr. Weil also received an option grant to purchase 25,000 shares with an exercise price of 100% of then-current fair market value, 12,900 of which vested and 12,100 were terminated as of October 30, 2006 pursuant to the terms of the Weil Agreement. The Weil Agreement was terminated upon Mr. Weil’s appointment as Chief Executive Officer effective October 30, 2006. Mr. Weil resigned from all his positions with the Company effective October 24, 2007.
     On June 5, 2007, Eric S. Salus entered into an agreement with the Company dated as of June 1, 2007 whereby Mr. Salus would provide consulting services relating to corporate management and operations (the “Salus Agreement”). All assignments under the Salus Agreement were required to be approved by mutual agreement of Mr. Salus and the Chief Executive Officer of the Company. Mr. Salus had agreed to provide such services for five (5)

business days per calendar month. The consulting engagement under the Salus Agreement was to continue until March 30, 2008, but could be earlier terminated by either party with 60-days notice. This agreement was terminated by the Company effective December 31, 2007.
     In consideration of the time commitments associated with the duties under the Salus Agreement, Mr. Salus was to be compensated for the duration of service under this Agreement with (a) an upfront, non-refundable, one-time cash retainer of $25,000, and (b) an additional cash retainer of $15,500 per month, payable at the end of each month of service. The foregoing cash compensation was in addition to, and not in lieu of, any and all cash compensation paid to Mr. Salus for his continuing service on the Board. Mr. Salus was reimbursed for reasonable out-of-pocket expenses incurred in connection with the performance of his services under the Salus Agreement.
     As additional compensation under the Salus Agreement, the Company granted to Mr. Salus a non-qualified stock option grant covering 10,000 shares of Ashworth’s common stock, with an exercise price equal to 100% of the fair market value of the common stock on the date of grant. The foregoing option would vest 50% on September 30, 2007 and 50% on March 31, 2008. Except in the context of a “Change in Control” as described below, vesting was to cease upon termination of the Salus Agreement, for any reason, and the vested portion of the option is to remain exercisable for a period of five (5) years after the date of grant. The foregoing option grant was in addition to, and not in lieu of, any and all stock option grants to Mr. Salus for his continuing service on the Board.
     In the event that the Company terminated the Salus Agreement prior to March 31, 2008 but on or after a “Change in Control,” (a) all of Mr. Salus’ non-qualified stock options granted under the Salus Agreement were to become immediately vested, and (b) all monthly retainers that were due and those that would become payable assuming the Salus Agreement’s term continued to March 31, 2008 were to become immediately due and payable.
Review of Related Party Transactions
     It is the responsibility and duty of the Company’s Audit Committee to review and discuss with management and the outside auditors any transactions or course of dealings with related parties if the transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with outside third parties. The Audit Committee is responsible for reviewing and approving in advance all related party transactions as defined in SEC rules and reviewing potential conflict of interest situations where appropriate. The Company’s Code of Business Conduct and Ethics (the “Code of Conduct”) sets forth standards applicable to all directors, officers and senior management of the Company and requires that employees and directors disclose any actual or potential conflicts of interest on an acknowledgement form attached to the Code of Conduct. The Code Conduct instructs directors to promptly submit the acknowledgment form to the chairman of the Audit Committee while employees are to submit the acknowledgment form to the Company’s Human Resources representative. The Code of Conduct further states that any investments (stock ownership, etc.) in the business of a supplier, customer or competitor must not involve any conflicts of interest and must be disclosed on the attached acknowledgment form. In addition, any subsequent changes in an employee’s status must also be promptly reported to the Company’s Human

Resources representative or Chief Financial Officer, as appropriate, and any subsequent changes in a director’s status must be promptly reported to the chairman of the Audit Committee.
EQUITY COMPENSATION PLAN INFORMATION
Securities Available for Issuance Under the Company’s Equity Compensation Plans
     The following table provides information with respect to the Company’s equity compensation plans as of October 31, 2007, which plans are as follows: The Company’s 2007 Nonstatutory Stock Option Plan, the Company’s 2000 Incentive Plan, the Incentive Stock Option Plan (the “ISO Plan”), and the Nonqualified Stock Option Plan (the “NQO Plan”). Eligibility under the 2007 Nonstatutory Stock Option Plan is limited to new hires as a material inducement to entering into an employment agreement. The ISO Plan and the NQO Plan were each terminated at the time of adoption of the 2000 Incentive Plan in December 1999, and no additional awards may be granted under such terminated plans.

			(c) Number of Securities
			Remaining Available for
	(a) Number of		Future Issuance under
	Securities to be Issued	(b) Weighted-average	Equity Compensation
	upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))
Equity compensation plans approved by security holders	919,000	$7.95	285,000
Equity compensation plans not approved by security holders	100,000	5.48	100,000

Total	1,019,000	$7.70	285,000

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Policy on Audit Committee Pre-approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
     Consistent with policies of the Securities and Exchange Commission regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent registered public accounting firm is likely to provide the most effective and efficient service based on its familiarity with the Company and staffing, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

Change in Independent Registered Public Accounting Firm
     None.
Independent Registered Public Accounting Firm’s Fees and Services
     Set forth below are the aggregate fees paid or accrued for professional services rendered to the Company by Moss Adams LLP (“Moss Adams”), the Company’s independent registered public accounting firm.

	Fiscal Years Ended October 31,
	2007	2006
Audit Fees – Moss Adams(1)	634,184	691,216
Audit-Related Fees – Moss Adams(2)	15,000	13,000

Total Fees	$649,184	$704,216

(1)	Audit fees represent fees billed for professional services rendered by the Company’s independent registered public accounting firm for the audits of the Company’s annual financial statements and internal control over financial reporting, review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and statutory audits and other SEC filings. Moss Adams engaged Mazars, LLP, a local audit firm, to perform the audits of the Company’s U.K. subsidiary for fiscal years 2007 and 2006. These audit fees include payments to Mazars, LLP of $38,219 and $30,981 for fiscal years 2007 and 2006, respectively.

(2)	Audit-related fees consisted primarily of employee benefit plan audits.
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF
STOCKHOLDERS
     Any eligible stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s 2009 Annual Meeting proxy solicitation materials must set forth such proposal in writing and file it with the Company’s Secretary on or before December 23, 2008. The Board will review new proposals from eligible stockholders if they are received by December 23, 2008 and will determine whether such proposals will be included in the Company’s 2009 proxy solicitation materials. A stockholder is eligible to present proposals to the Board if he or she is the record or beneficial owner of at least one percent, or $2,000 in market value, of Company securities entitled to be voted at the 2009 Annual Meeting and has held such securities for at least one year, and he or she continues to own such securities through the date on which the meeting is held. Proposals must be submitted in accordance with the Company’s bylaws and comply with Securities and Exchange Commission regulations promulgated pursuant to Rule 14a-8 of the Exchange Act.
     If a stockholder desires to have a proposal presented at the Company’s 2009 Annual Meeting of Stockholders, including director nominations, and the proposal is not intended to be included in the Company’s related 2009 proxy solicitation materials, the stockholder must give advance notice to the Company in accordance with the Company’s bylaws.
     According to the bylaws of the Company, in order for a stockholder proposal to be properly brought before any meeting of stockholders, the stockholder must give notice of the proposal in writing to the Company’s Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days in advance of the meeting; provided further, that if less than 95 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of the meeting and the date on which such notice of the scheduled meeting was mailed. All stockholder proposals must include the information required by the Company’s bylaws. The address of the Company’s principal executive offices is as follows:
Secretary
Ashworth, Inc.
2765 Loker Avenue West
Carlsbad, California 92010
     Stockholders may contact the Company’s Secretary at the address set forth above for a copy of the bylaw provisions that set forth the requirements for making stockholder proposals and nominating director candidates.
ANNUAL REPORT
     The Company’s Annual Report to Stockholders for the fiscal year ended October 31, 2007, including audited financial statements, accompanies this proxy statement. Copies of the Company’s Annual Report on Forms 10-K and 10-K/A for the fiscal year ended October 31, 2007 (without exhibits) are available from the Company without charge upon written request of a stockholder. Copies of the Form 10-K and Form 10-K/A are also available online through the Securities and Exchange Commission at www.sec.gov as well as the Company’s website at www.ashworthinc.com under the heading “Investor Relations.”
INCORPORATION BY REFERENCE
     In our filings with the Securities and Exchange Commission, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, which information should be considered as part of the filing that you are reading. Based upon Securities and Exchange Commission regulations, the reports of the Audit Committee and the Compensation and Human Resources Committee, beginning on pages 20 and 26, respectively, are not specifically incorporated by reference into any other filings that we make with the Securities and Exchange Commission. This proxy statement is sent to you as part of the proxy materials for the 2008 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.
OTHER MATTERS
     At the time of the preparation of this proxy statement, the Board was not aware of any other matters that will be presented for action at the 2008 Annual Meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.
By the order of the Board of Directors
/s/ Halina Balys
Halina Balys
Secretary
Carlsbad, California
April 21, 2008

APPENDIX A
SECOND AMENDED AND RESTATED
ASHWORTH, INC.
2000 EQUITY INCENTIVE PLAN
(as amended and restated on May 29, 2008)
ARTICLE I
PURPOSE OF PLAN
     The Company has adopted this Plan to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, to encourage and reward their contributions to the performance of the Company, and to align their interests with the interests of the Company’s stockholders. Capitalized terms not otherwise defined herein have the meanings ascribed to them in Article IX.
ARTICLE II
EFFECTIVE DATE AND TERM OF PLAN
2.1 Term of Plan.
     This Plan became effective as of the Effective Date and will continue in effect until the Expiration Date, at which time this Plan will automatically terminate.
2.2 Effect on Awards.
     Awards may be granted only during the Plan Term, but each Award granted during the Plan Term will remain in effect after the Expiration Date until such Award has been exercised, terminated or expired in accordance with its terms and the terms of this Plan.
2.3 Stockholder Approval.
     This Plan must be approved by the Company’s stockholders within 12 months before or after the Effective Date. The effectiveness of any Awards granted prior to such stockholder approval will be subject to such stockholder approval and rescinded if stockholder approval is not obtained.
ARTICLE III
SHARES SUBJECT TO PLAN
3.1 Number of Shares.
     The maximum number of shares of Common Stock that may be issued pursuant to Awards under this Plan (including previous versions hereof or other plans that are replaced or restated by this Plan) is 2,400,000, subject to adjustment as set forth in Section 3.4.
3.2 Source of Shares.
     The Common Stock to be issued under this Plan will be made available, at the discretion of the Administrator, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company.

3.3 Availability of Unused Shares.
     Shares of Common Stock subject to unexercised portions of any Award that expire, terminate or are canceled, and shares of Common Stock issued pursuant to an Award that are reacquired by the Company pursuant to the terms of the Award under which such shares were issued, will again become available for the grant of further Awards under this Plan as part of the shares available under Section 3.1. In addition, shares of Common Stock subject to an Award that are delivered to or retained by the Company upon exercise to cover cashless exercise or tax withholding, and any shares of Common Stock underlying an Award that are not issued because the Award is settled in cash, will be available for grant of further Awards under this Plan as part of the shares available under Section 3.1.
3.4 Adjustment Provisions.
          (a) Adjustments. If the Company consummates any Reorganization in which holders of shares of Common Stock are entitled to receive in respect of such shares any additional shares or new or different shares or securities, cash or other consideration (including, without limitation, a different number of shares of Common Stock), or if the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities through merger, consolidation, sale or exchange of assets of the Company, reorganization, recapitalization, reclassification, combination, stock dividend, stock split, reverse stock split, spin-off, or similar transaction then, subject to Section 8.1, an appropriate and proportionate adjustment shall be made by the Administrator: (1) the maximum number and kind of shares subject to this Plan as provided in Section 3.1; (2) the number and kind of shares or other securities subject to then outstanding Awards; and/or (3) the price for each share or other unit of any other securities subject to, or measurement criteria applicable to, then outstanding Awards.
          (b) No Fractional Interests. No fractional interests will be issued under the Plan resulting from any adjustments.
          (c) Adjustments Related to Company Stock. To the extent any adjustments relate to stock or securities of the Company, such adjustments will be made by the Administrator, whose determination in that respect will be final, binding and conclusive.
          (d) Right to Make Adjustment. The grant of an Award will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
          (e) Limitations. No adjustment to the terms of an Incentive Stock Option may be made unless such adjustment either: (i) would not cause the Option to lose its status as an Incentive Stock Option; or (ii) is agreed to in writing by the Administrator and the Recipient.
3.5 Reservation of Shares.
     The Company will at all times reserve and keep available shares of Common Stock equaling at least the total number of shares of Common Stock issuable pursuant to all outstanding Awards.

ARTICLE IV
ADMINISTRATION OF PLAN
4.1 Administrator.
          (a) Plan Administration. This Plan will be administered by the Board and may also be administered by a Committee of the Board appointed pursuant to Section 4.1(b).
          (b) Administration by Committee. The Board in its sole discretion may from time to time appoint a Committee of not less than two (2) Board members with authority to administer this Plan in whole or part and, subject to applicable law, to exercise any or all of the powers, authority and discretion of the Board under this Plan. The Board may from time to time increase or decrease (but not below two (2)) the number of members of the Committee, remove from membership on the Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise. The Board may disband the Committee at any time.
4.2 Authority of Administrator.
          (a) Authority to Interpret Plan. Subject to the express provisions of this Plan, the Administrator will have the power to implement, interpret and construe this Plan and any Awards and Award Documents or other documents defining the rights and obligations of the Company and Recipients hereunder and thereunder, to determine all questions arising hereunder and thereunder, and to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable. The interpretation and construction by the Administrator of any provisions of this Plan or of any Award or Award Document, and any action taken by, or inaction of, the Administrator relating to this Plan or any Award or Award Document, will be within the discretion of the Administrator and will be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Administrator may act in its discretion in matters related to this Plan and any and all Awards and Award Documents.
          (b) Authority to Grant Awards. Subject to the express provisions of this Plan, the Administrator may from time to time in its discretion select the Eligible Persons to whom, and the time or times at which, Awards will be granted or sold, the nature of each Award, the number of shares of Common Stock or the number of rights that make up or underlie each Award, the exercise price and period (if applicable) for the exercise of each Award, and such other terms and conditions applicable to each individual Award as the Administrator may determine. Any and all terms and conditions of Awards may be established by the Administrator without regard to existing Awards or other grants and without incurring any obligation of the Company in respect of subsequent Awards. The Administrator may grant at any time new Awards to an Eligible Person who has previously received Awards or other grants (including other stock options) regardless of the status of such other Awards or grants. The Administrator may grant Awards singly or in combination or in tandem with other Awards as it determines in its discretion.
          (c) Procedures. Subject to the Company’s charter or bylaws or any Board resolution conferring authority on the Committee, any action of the Administrator with respect to the administration of this Plan must be taken pursuant to a majority vote of the authorized number of members of the Administrator or by the unanimous written consent of its members; provided, however, that (i) if the Administrator is the Committee and consists of two (2) members, then actions of the Administrator must be unanimous, and (ii) actions taken by the Board will be valid if approved in accordance with applicable law.

4.3 No Liability.
     No member of the Board or the Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Award or any transaction arising under this Plan or any Award except in circumstances constituting bad faith of such member.
4.4 Amendments.
          (a) Plan Amendments. The Administrator may at any time and from time to time in its discretion, insofar as permitted by applicable law, rule or regulation and subject to Section 4.4(c), suspend or discontinue this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Awards, including those granted before such revision or amendment. Without limiting the generality of the foregoing, the Administrator is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including the Securities Act, the Exchange Act, the IRC, or the rules of any exchange or market system upon which the Common Stock is listed or trades, or any rules or regulations promulgated thereunder. No stockholder approval of any amendment or revision will be required unless such approval is required by applicable law, rule or regulation.
          (b) Award Amendments. The Administrator may at any time and from time to time in its discretion, but subject to Section 4.4(c) and compliance with applicable statutory or administrative requirements, accelerate or extend the vesting or exercise period of any Award as a whole or in part, and make such other modifications in the terms and conditions of an Award as it deems advisable. Notwithstanding the foregoing and except as permitted in Section 3.4, the Administrator may not amend the price for each share or other unit of any other securities subject to, or measurement criteria applicable to, then outstanding Awards (such amendment a “Repricing”) without receiving prior approval of the Company’s stockholders. Similarly, the Administrator may not effectively Reprice an outstanding Award by replacing an outstanding Award with new Award grant.
          (c) Limitation. Except as otherwise provided in this Plan or in the applicable Award Document, no amendment, revision, suspension or termination of this Plan or an outstanding Award that would cause an Incentive Stock Option to cease to qualify as such or that would alter, impair or diminish in any material respect any rights or obligations under any Award theretofore granted under this Plan may be effected without the written consent of the Recipient to whom such Award was granted.
4.5 Other Compensation Plans.
     This Plan supersedes and replaces all stock option plans of the Company in effect as of the Effective Date, but the adoption of this Plan will not affect any other stock option, incentive or other compensation plans in effect from time to time for the Company, and this Plan will not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, advisors or consultants of the Company, whether or not approved by stockholders. Notwithstanding the fact that this Plan supersedes and replaces all stock option plans of the Company in effect as of the Effective Date, this plan does not affect in any way, any outstanding award grants made under such other plans prior to the Effective Date.
4.6 Plan Binding on Successors.
     This Plan will be binding upon the successors and assigns of the Company.

4.7 References to Successor Statutes, Regulations and Rules.
     Any reference in this Plan to a particular statute, regulation or rule will also refer to any successor provision of such statute, regulation or rule.
4.8 Invalid Provisions.
     In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability is not to be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions are to be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.
4.9 Governing Law.
     This Agreement will be governed by and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.
4.10 Interpretation.
     Headings herein are for convenience of reference only, do not constitute a part of this Plan, and will not affect the meaning or interpretation of this Plan. References herein to Sections or Articles are references to the referenced Section or Article hereof, unless otherwise specified.
ARTICLE V
GENERAL AWARD PROVISIONS
5.1 Participation in Plan.
          (a) Eligibility to Receive Awards. A person is eligible to receive grants of Awards if, at the time of the grant of the Award, such person is an Eligible Person or has received an offer of employment from the Company, provided that Awards granted to a person who has received an offer of employment will terminate and be forfeited without consideration if the employment offer is not accepted within such time as may be specified by the Company. Status as an Eligible Person will not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally.
          (b) Eligibility to Receive Incentive Stock Options. Incentive Stock Options may be granted only to Eligible Persons meeting the employment requirements of Section 422 of the IRC.
          (c) Awards to Foreign Nationals. Notwithstanding anything to the contrary herein, the Administrator may, in order to fulfill the purposes of this Plan, modify grants of Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.
5.2 Award Documents.
     Each Award must be evidenced by an agreement duly executed on behalf of the Company and by the Recipient or, in the Administrator’s discretion, a confirming memorandum issued by the Company to the Recipient, setting forth such terms and conditions applicable to the Award as the Administrator may in its discretion determine. Awards will not be deemed made or binding upon the Company, and

Recipients will have no rights thereto, until such an agreement is entered into between the Company and the Recipient or such a memorandum is delivered by the Company to the Recipient, but an Award may have an effective date prior to the date of such an agreement or memorandum. Award Documents may be (but need not be) identical and must comply with and be subject to the terms and conditions of this Plan, a copy of which will be provided to each Recipient and incorporated by reference into each Award Document. Any Award Document may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administrator. In case of any conflict between this Plan and any Award Document, this Plan shall control.
5.3 Payment For Awards.
          (a) Payment of Exercise Price. The exercise price or other payment for an Award is payable upon the exercise of a Stock Option or upon other purchase of shares pursuant to an Award granted hereunder by delivery of legal tender of the United States or payment of such other consideration as the Administrator may from time to time deem acceptable in any particular instance; provided, however, that the Administrator may, in the exercise of its discretion, allow exercise of an Award in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise.
          (b) Company Assistance. The Company may assist any person to whom an Award is granted (including, without limitation, any officer or director of the Company) in the payment of the purchase price or other amounts payable in connection with the receipt or exercise of that Award, by lending such amounts to such person on such terms and at such rates of interest and upon such security (if any) as may be consistent with applicable law and approved by the Administrator. In case of such a loan, the Administrator may require that the exercise be followed by a prompt sale of some or all of the underlying shares and that a portion of the sale proceeds be dedicated to full payment of the exercise price and amounts required pursuant to Section 5.10.
          (c) Cashless Exercise. If permitted in any case by the Administrator in its discretion, the exercise price for Awards may be paid by capital stock of the Company delivered in transfer to the Company by or on behalf of the person exercising the Award and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Administrator; or retained by the Company from the stock otherwise issuable upon exercise or surrender of vested and/or exercisable Awards or other equity awards previously granted to the Recipient and being exercised (if applicable) (in either case valued at Fair Market Value as of the exercise date); or such other consideration as the Administrator may from time to time in the exercise of its discretion deem acceptable in any particular instance.
          (d) No Precedent. Recipients will have no rights to the assistance described in Section 5.3(b) or the exercise techniques described in Section 5.3(c), and the Company may offer or permit such assistance or techniques on an ad hoc basis to any Recipient without incurring any obligation to offer or permit such assistance or techniques on other occasions or to other Recipients.
5.4 No Employment Rights.
     Nothing contained in this Plan (or in Award Documents or in any other documents related to this Plan or to Awards) will confer upon any Eligible Person or Recipient any right to continue in the employ of or engagement by the Company or any Affiliated Entity or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person’s compensation or other benefits or to terminate the employment or engagement of such Eligible Person or Recipient, with or without cause. Except as expressly provided in this Plan or in any statement evidencing the grant of an Award, the Company has the right to deal with each Recipient in the same manner as if this Plan and any such statement evidencing the grant of an Award did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment or engagement of the Recipient. Unless otherwise set forth in a written agreement binding upon the Company or an Affiliated Entity, all employees of the Company or an Affiliated Entity are “at will” employees whose employment may be terminated by the Company or the Affiliated Entity at any time for any reason or no reason, without payment or penalty of any kind. Any question(s) as to whether and when there has been a termination of a Recipient’s employment or engagement, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of an Award pursuant to this Plan will be determined by the Administrator and the Administrator’s determination thereof will be final and binding.
5.5 Restrictions Under Applicable Laws and Regulations.
          (a) Government Approvals. All Awards will be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the securities subject to Awards granted under this Plan upon any securities exchange or interdealer quotation system or under any federal, state or foreign law, or the consent or approval of any government or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such an Award or the issuance, if any, or purchase of shares in connection therewith, such Award may not be exercised as a whole or in part unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company. During the term of this Plan, the Company will use its reasonable efforts to seek to obtain from the appropriate governmental and regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as is sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain any such qualifications, consents, approvals or authorizations will relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such qualifications, consents, approvals or authorizations pertain.
          (b) No Registration Obligation; Recipient Representations. The Company will be under no obligation to register or qualify the issuance of Awards or underlying securities under the Securities Act or applicable state securities laws. Unless the issuance of Awards and underlying securities have been registered under the Securities Act and qualified or registered under applicable state securities laws, the Company shall be under no obligation to issue any Awards or underlying securities unless the Awards and underlying securities may be issued pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Administrator may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Company, that such Recipient is acquiring such Awards and underlying securities for such Recipient’s own account as an investment and not with a view to, or for sale in connection with, the distribution of any such securities, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if securities are issued without registration, a legend to this effect (together with any other legends deemed appropriate by the Administrator) may be endorsed upon the securities so issued, and to the effect of any additional representations that are appropriate in light of applicable securities laws and rules. The Company may also order its transfer agent to stop transfers of such shares. The Administrator may also require the Recipient to provide the Company such information and other documents as the Administrator may request in order to satisfy the Administrator as to the investment sophistication and experience of the Recipient and as to any other conditions for compliance with any such exemptions from registration or qualification.

5.6 Additional Conditions.
     Any Award may be subject to such provisions (whether or not applicable to any other Award or Recipient) as the Administrator deems appropriate, including without limitation provisions for the forfeiture of or restrictions on resale or other disposition of securities of the Company acquired under this Plan, provisions giving the Company the right to repurchase securities of the Company acquired under this Plan in the event the Recipient leaves the Company for any reason or elects to effect any disposition thereof, and provisions to comply with federal and state securities laws.
5.7 No Privileges re Stock Ownership or Specific Assets.
     Except as otherwise set forth herein, a Recipient or a permitted transferee of an Award will have no rights as a shareholder with respect to any shares issuable or issued in connection with the Award until the Recipient has delivered to the Company all amounts payable and performed all obligations required to be performed in connection with exercise of the Award and the Company has issued such shares. No person will have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto is to be construed to create a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that any person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
5.8 Nonassignability.
     No Award is assignable or transferable except: (a) by will or by the laws of descent and distribution; or (b) subject to the final sentence of this Section 5.8, upon dissolution of marriage pursuant to a qualified domestic relations order or, in the discretion of the Administrator and under circumstances that would not adversely affect the interests of the Company, transfers for estate planning purposes or pursuant to a nominal transfer that does not result in a change in beneficial ownership. During the lifetime of a Recipient, an Award granted to such person will be exercisable only by the Recipient (or the Recipient’s permitted transferee) or such person’s guardian or legal representative. Notwithstanding the foregoing, Stock Options intended to be treated as Incentive Stock Options (or other Awards subject to transfer restrictions under the IRC) may not be assigned or transferred in violation of Section 422(b)(5) of the IRC or the regulations thereunder, and nothing herein is intended to allow such assignment or transfer.
5.9 Information To Recipients.
          (a) Provision of Information. The Administrator in its sole discretion may determine what, if any, financial and other information is to be provided to Recipients and when such financial and other information is to be provided after giving consideration to applicable federal and state laws, rules and regulations, including, without limitation, applicable federal and state securities laws, rules and regulations.
          (b) Confidentiality. The furnishing of financial and other information that is confidential to the Company is subject to the Recipient’s agreement to maintain the confidentiality of such financial and other information, and not to use the information for any purpose other than evaluating the Recipient’s position under this Plan. The Administrator may impose other restrictions on the access to and use of such confidential information and may require a Recipient to acknowledge the Recipient’s obligations under this Section 5.9(b) (which acknowledgment is not to be a condition to Recipient’s obligations under this Section 5.9(b)).

5.10 Withholding Taxes.
     Whenever the granting, vesting or exercise of any Award, or the issuance of any securities upon exercise of any Award or transfer thereof, gives rise to tax or tax withholding liabilities or obligations, the Administrator will have the right as a condition thereto to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements arising in connection therewith. The Administrator may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company or by withholding a portion of the stock otherwise issuable in connection with an Award, in each case valued at Fair Market value as of the date of such delivery or withholding, as the case may be, is determined.
5.11 Legends on Awards and Stock Certificates.
     Each Award Document and each certificate representing securities acquired upon vesting or exercise of an Award must be endorsed with all legends, if any, required by applicable federal and state securities and other laws to be placed on the Award Document and/or the certificate. The determination of which legends, if any, will be placed upon Award Documents or the certificates will be made by the Administrator in its discretion and such decision will be final and binding.
5.12 Effect of Termination of Employment on Awards.
          (a) Termination of Vesting. Notwithstanding anything to the contrary herein, but subject to Section 5.12(b) Awards will be exercisable by a Recipient (or the Recipient’s successor in interest) following such Recipient’s termination of employment only to the extent that installments thereof had become exercisable on or prior to the date of such termination and are not forfeited pursuant to Section 5.15.
          (b) Alteration of Vesting and Exercise Periods. Notwithstanding anything to the contrary herein, the Administrator may in its discretion (i) designate shorter or longer periods following a Recipient’s termination of employment during which Awards may vest or be exercised; provided, however, that any shorter periods determined by the Administrator will be effective only if provided for in this Plan or the instrument that evidences the grant to the Recipient of the affected Award or if such shorter period is agreed to in writing by the Recipient, and (ii) accelerate the vesting of all or any portion of any Awards by increasing the number of shares purchasable at any time.
          (c) Leave of Absence. In the case of any employee on an approved leave of absence, the Administrator may make such provision respecting continuance of Awards granted to such employee as the Administrator in its discretion deems appropriate, except that in no event will an Award be exercisable after the date such Award would expire in accordance with its terms had the Recipient remained continuously employed.
          (d) General Cessation. Except as otherwise set forth in this Plan or an Award Document or as determined by the Administrator in its discretion, all Awards granted to a Recipient, and all of such Recipient’s rights thereunder, will terminate upon termination for any reason of such Recipient’s employment with the Company or any Affiliated Entity (or cessation of any other service relationship between the Recipient and the Company or any Affiliated Entity in place as of the date the Award was granted).

5.13 Lock-Up Agreements.
     Each Recipient agrees as a condition to receipt of an Award that, in connection with any public offering by the Company of its equity securities and upon the request of the Company and the principal underwriter (if any) in such public offering, any shares of Common Stock acquired or that may be acquired upon exercise or vesting of an Award may not be sold, offered for sale, encumbered, or otherwise disposed of or subjected to any transaction that will involve any sales of securities of the Company, without the prior written consent of the Company or such underwriter, as the case may be, for a period of not more than 365 days after the effective date of the registration statement for such public offering. Each Recipient will, if requested by the Company or the principal underwriter, enter into a separate agreement to the effect of this Section 5.13.
5.14 Restrictions on Common Stock and Other Securities.
     Common Stock or other securities of the Company issued or issuable in connection with any Award will be subject to all of the restrictions imposed under this Plan upon Common Stock issuable or issued upon exercise of Stock Options, except as otherwise determined by the Administrator.
5.15 Cancellation and Rescission of Awards.
     Unless an Award Document or other separate written agreement binding upon the Company provides otherwise, the Administrator may cancel any unexpired, unpaid or deferred Award (whether or not vested) at any time if the Recipient thereof fails at any time to comply with all applicable provisions of the Award Document or this Plan, or does any of the following:
          (a) During employment or engagement with the Company or any Affiliated Entity or at any time within 365 days after termination of employment or engagement with the Company or any Affiliated Entity, renders services for any organization or engages directly or indirectly in any business that, in the judgment of the Chief Executive Officer of the Company or other senior officer designated by the Administrator, is or becomes competitive with the Company or any Affiliated Entity, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the business or interests of the Company or any Affiliated Entity. For a Recipient whose employment has terminated, the judgment of the Chief Executive Officer or such other senior officer shall be based upon the Recipient’s position and responsibilities while employed by the Company or any Affiliated Entity, the Recipient’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company or any Affiliated Entity and the other organization or business, the effect on the customers, suppliers and competitors of the Company or Affiliated Entity of the Recipient’s assuming the post-employment position, the guidelines established in any employee handbook, any employment agreement with the Recipient, and such other considerations as are deemed by the Company to be relevant given the applicable facts and circumstances.
          (b) During employment or engagement with the Company or any Affiliated Entity or at any time thereafter, fails to comply with any confidentiality agreement with the Company or any Affiliated Entity to which the Recipient is party, or with the policies of the Company or Affiliated Entity regarding nondisclosure of confidential information, or without prior written authorization from the Company or any Affiliated Entity, discloses to anyone outside the Company or any Affiliated Entity, or uses for any purpose or in any context other than in performance of the Recipient’s duties to the Company or any Affiliated Entity, any confidential or trade secret information of the Company or any Affiliated Entity.

          (c) During employment or engagement with the Company or any Affiliated Entity or at any time thereafter, fails to comply with any agreement with the Company or any Affiliated Entity regarding assignment of inventions, or to otherwise disclose promptly and assign to the Company or any Affiliated Entity all right, title and interest in any invention or idea, patentable or not, made or conceived by the Recipient during and within the scope of employment or engagement by the Company or any Affiliated Entity, relating in any manner to the actual or anticipated business, research, or development work of the Company or any Affiliated Entity, or to do anything reasonably necessary to enable the Company or any Affiliated Entity to secure a patent where appropriate in the United States and other countries.
          (d) During employment or engagement with the Company or any Affiliated Entity or at any time thereafter, breaches any agreement with or duty to the Company or any Affiliated Entity.
     Upon and as a condition to exercise of any Award, a Recipient shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of this Plan and any applicable Award Document and has not done any of the things described in this Section 5.15. Furthermore, if a Recipient does any of the things described in this Section 5.15 within 180 days after any exercise, payment or delivery pursuant to an Award, the Company may rescind such exercise, payment or delivery. The Company shall notify the Recipient in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such notice from the Company, a Recipient shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made by returning to the Company all shares of capital stock that the Recipient received in connection with the rescinded exercise, payment or delivery, or if such shares have been transferred by the Recipient, then by paying the equivalent value thereof at the time of their transfer to the Company in cash. To assist in enforcement of the Company’s rescission right described above, the Company may, in its discretion, retain any Common Stock or other consideration otherwise deliverable to a Recipient in connection with an Award until the rescission period described above has lapsed.
5.16 Limits on Awards to Eligible Persons.
     Notwithstanding any other provision of this Plan, in order for the compensation attributable to Awards hereunder to qualify as Performance-Based Compensation, no one Eligible Person shall be granted awards with respect to more than 250,000 shares of Common Stock in any one calendar year. The limitation set forth in this Section 5.16 will be subject to adjustment as provided in Section 3.4 or under Article VIII, but only to the extent such adjustment would not affect the status of compensation attributable to Awards as Performance-Based Compensation.
ARTICLE VI
AWARDS
6.1 Stock Options.
          (a) Nature of Stock Options. Stock Options may be Incentive Stock Options or Nonqualified Stock Options.
          (b) Option Exercise Price. The exercise price for each Stock Option will be determined by the Administrator as of the date such Stock Option is granted.
          (c) Option Period and Vesting. Stock Options granted hereunder will vest and may be exercised as determined by the Administrator, except that exercise of Stock Options after termination of the Recipient’s employment shall be subject to Section 5.12. Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as may be determined by the Administrator, but not later than ten (10) years after the date the Stock Option is granted and may be subject to earlier termination as provided herein or in the Award Document. Except as otherwise provided herein, a Stock Option will become exercisable, as a whole or in part, on the date or dates specified by the Administrator and thereafter will remain exercisable until the exercise, expiration or earlier termination of the Stock Option.
          (d) Exercise of Stock Options. The exercise price for Stock Options will be paid as set forth in Section 5.3. No Stock Option will be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not fewer than 100 shares of Common Stock may be purchased at one time and Stock Options must be exercised in multiples of 100 unless the number purchased is the total number of shares for which the Stock Option is exercisable at the time of exercise. A Stock Option will be deemed to be exercised when the Secretary or other designated official of the Company receives written notice of such exercise from the Recipient in the form of Exhibit A hereto or such other form as the Company may specify from time to time, together with payment of the exercise price in accordance with Section 5.3 and any amounts required under Section 5.10 or, with permission of the Administrator, arrangement for such payment. Notwithstanding any other provision of this Plan, the Administrator may impose, by rule and/or in Award Documents, such conditions upon the exercise of Stock Options (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 and Rule 10b-5 under the Exchange Act, and any amounts required under Section 5.10, or any applicable section of or regulation under the IRC.
          (e) Termination of Employment.
               (i) Termination for Just Cause. Subject to Section 5.12 and except as otherwise provided in a written agreement between the Company or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment, in the event of a Just Cause Dismissal of a Recipient all of the Recipient’s unexercised Stock Options, whether or not vested, will expire and become unexercisable as of the date of such Just Cause Dismissal.
               (ii) Termination Other Than for Just Cause. Subject to Section 5.12 and except as otherwise provided in a written agreement between the Company or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment, if a Recipient’s employment with the Company or any Affiliated Entity terminates for:
                    (A) any reason other than for Just Cause Dismissal, death, Permanent Disability or Retirement, the Recipient’s Awards, whether or not vested, will expire and become unexercisable as of the earlier of: (A) the date such Stock Options would expire in accordance with their terms had the Recipient remained employed; and (B) 90 days after the date of employment termination in the case of Stock Options intended to be treated as Incentive Stock Options, or 180 days after the date of employment termination in the case of Nonqualified Stock Options.
                    (B) death or Permanent Disability or Retirement, the Recipient’s unexercised Awards will, whether or not vested, expire and become unexercisable as of the earlier of: (A) the date such Awards would expire in accordance with their terms had the Recipient remained employed; and (B) 365 days after the date of employment termination.
          (f) Special Provisions Regarding Incentive Stock Options. Notwithstanding anything herein to the contrary,

               (i) The exercise price and vesting period of any Stock Option intended to be treated as an Incentive Stock Option must comply with the provisions of Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that: (A) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Stockholder; and (B) that the Incentive Stock Option not be exercisable after the expiration of ten (10) years from the date of grant or the expiration of five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Significant Stockholder.
               (ii) The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Options granted to any Recipient under this Plan (or any other option plan of the Company or any of its subsidiaries or affiliates) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year may not exceed $100,000.
               (iii) Any Stock Options granted as Incentive Stock Options pursuant to this Plan that for any reason fail or cease to qualify as such will be treated as Nonqualified Stock Options. If the limit described in Section 6.1(f)(ii) is exceeded, the earliest granted Stock Options will be treated as Incentive Stock Options, up to such limit.
6.2 Performance Awards.
          (a) Grant of Performance Award. The Administrator will determine in its discretion the performance criteria (which need not be identical and may be established on an individual or group basis) governing Performance Awards, the terms thereof, and the form and time of payment of Performance Awards.
          (b) Payment of Award. Upon satisfaction of the conditions applicable to a Performance Award, payment will be made to the Recipient in cash, in shares of Common Stock valued at Fair Market Value as of the date payment is due, or in a combination of Common Stock and cash, as the Administrator in its discretion may determine.
6.3 Restricted Stock.
          (a) Award of Restricted Stock. The Administrator will determine the Purchase Price (if any), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions will lapse.
          (b) Requirements of Restricted Stock. All shares of Restricted Stock granted or sold pursuant to this Plan will be subject to the following conditions:
               (i) No Transfer. The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;
               (ii) Certificates. The Administrator may require that the certificates representing Restricted Stock granted or sold to a Recipient remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;
               (iii) Restrictive Legends. Each certificate representing Restricted Stock granted or sold to a Recipient pursuant to this Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Administrator in its discretion deems necessary or appropriate to enforce such restrictions; and
               (iv) Other Restrictions. The Administrator may impose such other conditions on Restricted Stock as the Administrator may deem advisable, including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange or interdealer quotation system upon which such Restricted Stock or other securities of the Company are then listed or traded and under any blue sky or other securities laws applicable to such shares.
          (c) Lapse of Restrictions. The restrictions imposed upon Restricted Stock will lapse in accordance with such terms or other conditions as are determined by the Administrator.
          (d) Rights of Recipient. Subject to the provisions of Section 6.3(b) and any restrictions imposed upon the Restricted Stock, the Recipient will have all rights of a stockholder with respect to the Restricted Stock granted or sold to such Recipient under this Plan, including, without limitation, the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.
          (e) Termination of Employment. Unless the Administrator in its discretion determines otherwise, if a Recipient’s employment with the Company or any Affiliated Entity terminates for any reason, all of the Recipient’s Restricted Stock remaining subject to restrictions on the date of such termination of employment will be repurchased by the Company at the Purchase Price (if any) paid by the Recipient to the Company, without interest or premium, and otherwise returned to the Company without consideration.
6.4 Stock Appreciation Rights.
          (a) Granting of Stock Appreciation Rights. The Administrator may at any time and from time to time approve the grant to Eligible Persons of Stock Appreciation Rights, related or unrelated to Stock Options.
          (b) SARs Related to Options.
               (i) A Stock Appreciation Right related to a Stock Option will entitle the holder of the related Stock Option, upon exercise of the Stock Appreciation Right, to surrender such Stock Option, or any portion thereof to the extent previously vested but unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 6.4(b)(iii). Such Stock Option will, to the extent surrendered, then cease to be exercisable.
               (ii) A Stock Appreciation Right related to a Stock Option hereunder will be exercisable at such time or times, and only to the extent that, the related Stock Option is exercisable, and will not be transferable except to the extent that such related Stock Option may be transferable (and under the same conditions), will expire no later than the expiration of the related Stock Option, and may be exercised only when the market price of the Common Stock subject to the related Stock Option exceeds the exercise price of the Stock Option.
               (iii) Upon the exercise of a Stock Appreciation Right related to a Stock Option, the Recipient will be entitled to receive payment of an amount determined by multiplying: (A) the difference obtained by subtracting the exercise price of a share of Common Stock specified in the related Stock Option from the Fair Market Value of a share of Common Stock on the date of exercise of such

Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (B) the number of shares as to which such Stock Appreciation Right is exercised.
          (c) SARs Unrelated to Options. The Administrator may grant Stock Appreciation Rights unrelated to Stock Options. Section 6.4(b)(iii) will govern the amount payable at exercise under such Stock Appreciation Right, except that in lieu of an option exercise price the initial base amount specified in the Award shall be used.
          (d) Limits. Notwithstanding the foregoing, the Administrator, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right.
          (e) Payments. Payment of the amount determined under the foregoing provisions may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the discretion of the Administrator, in cash or in a combination of cash and shares of Common Stock as the Administrator deems advisable. The Administrator has full discretion to determine the form in which payment of a Stock Appreciation Right will be made and to consent to or disapprove the election of a Recipient to receive cash in full or partial settlement of a Stock Appreciation Right. If the Administrator decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.
6.5 Stock Payments.
     The Administrator may approve Stock Payments to any Eligible Person on such terms and conditions as the Administrator may determine. Stock Payments will replace cash compensation at the Fair Market Value of the Common Stock on the date payment is due.
6.6 Dividend Equivalents.
     The Administrator may grant Dividend Equivalents to any Recipient who has received a Stock Option, SAR or other Award denominated in shares of Common Stock. Dividend Equivalents may be paid in cash, Common Stock or other Awards; the amount of Dividend Equivalents paid other than in cash will be determined by the Administrator by application of such formula as the Administrator may deem appropriate to translate the cash value of dividends paid to the alternative form of payment of the Dividend Equivalent. Dividend Equivalents will be computed as of each dividend record date and will be payable to recipients thereof at such time as the Administrator may determine.
6.7 Stock Bonuses.
     The Administrator may issue Stock Bonuses to Eligible Persons on such terms and conditions as the Administrator may determine.
6.8 Stock Sales.
     The Administrator may sell to Eligible Persons shares of Common Stock on such terms and conditions as the Administrator may determine.

6.9 Phantom Stock.
     The Administrator may grant Awards of Phantom Stock to Eligible Persons. Phantom Stock is a cash payment measured by the Fair Market Value of a specified number of shares of Common Stock on a specified date, or measured by the excess of such Fair Market Value over a specified minimum, which may but need not include a Dividend Equivalent.
6.10 Other Stock-Based Benefits.
     The Administrator is authorized to grant Other Stock-Based Benefits. Other Stock-Based Benefits are any arrangements granted under this Plan not otherwise described above that: (a) by their terms might involve the issuance or sale of Common Stock or other securities of the Company; or (b) involve a benefit that is measured, as a whole or in part, by the value, appreciation, dividend yield or other features attributable to a specified number of shares of Common Stock or other securities of the Company.
ARTICLE VII
NONEMPLOYEE DIRECTOR OPTIONS
7.1 Annual Grant of Options.
     Persons serving as Nonemployee Directors at the start of each fiscal year shall receive a grant of an option to purchase up to 10,000 shares of the Company’s Common Stock (an “Annual Option”) at an exercise price per share equal to the Fair Market Value of the Common Stock at that time, subject to: (a) vesting as set forth in Section 7.2, and (b) adjustment as set forth in this Plan. For purposes hereof, a “Nonemployee Director” is a director of the Company who qualifies as a “Non-Employee Director” under Rule 16b-3 under the Exchange Act (such person being an “Eligible Director”).
7.2 Vesting.
     Annual Options shall vest ratably (2,500) on the first day of each fiscal quarter if the Recipient has remained a Non-Employee Director from the grant date to such vesting time. Notwithstanding the foregoing, however, Annual Options that have not vested and become exercisable at the time the optionee ceases to be a Non-Employee Director shall terminate.
7.3 Exercise.
     Nonemployee Directors’ Options will be exercisable, and the exercise price therefore shall be paid, in the same manner as provided herein for other Stock Options.
7.4 Term of Options and Effect of Termination.
     Notwithstanding any other provision of the Plan, no Nonemployee Director’s Option granted under the Plan shall be exercisable after the expiration of ten years from the effective date of its grant. In the event that the recipient of any Nonemployee Directors’ Options granted under the Plan shall cease to be a director of the Company, all Annual Options granted under this plan to such recipient shall be exercisable, to the extent already exercisable at the date such recipient ceases to be a director and regardless of the reason the recipient ceases to be a director, for a period of 365 days after that date (or, if sooner, until the expiration of the option according to its terms), and shall then terminate; In the event of the death of an optionee while such optionee is a director of the Company or within the period after termination of such status during which he or she is permitted to exercise an option, such option may be exercised by any person or persons designated by the optionee on a beneficiary designation form adopted by the Plan administrator for such purpose or, if there is no effective beneficiary designation form on file with the Company, by the executors or administrators of the optionee’s estate or by any person or persons who shall have acquired the option directly from the optionee by his or her will or the applicable laws of descent and distribution.
7.5 Amendment; Suspension.
     The Administrator may at any time and from time to time in its discretion (a) change the number of shares or vesting periods associated with the Annual Options, and (b) suspend and reactivate this Article VII.
ARTICLE VIII
CHANGE IN CONTROL
8.1 Provision for Awards Upon Change in Control.
     As of the effective time and date of any Change in Control, this Plan and any then outstanding Awards (whether or not vested) will automatically terminate unless: (a) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Awards, or for the substitution for such Awards of new awards covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices or other measurement criteria, in which event this Plan and such outstanding Awards will continue or be replaced, as the case may be, in the manner and under the terms so provided; or (b) the Board otherwise provides in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), including, without limitation, (i) accelerating the vesting of outstanding Awards, and/or (ii) providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such Awards would have been entitled to receive upon consummation of such Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this Section 8.1, this Plan and the Awards terminate by reason of the occurrence of a Change in Control without provision for any of the action(s) described in clause (a) or (b) hereof, then subject to Sections 5.12 and 5.15, any Recipient holding outstanding Awards will have the right, at such time prior to the consummation of the Change in Control as the Board designates, to exercise or receive the full benefit of the Recipient’s Awards to the full extent not theretofore exercised, including any installments which have not yet become vested.
8.2 Termination of Employment in Connection With a Change in Control.
          (a) Acceleration of Awards. If a Change in Control occurs and provision for Awards is made as described in part (a) or (b) of Section 8.1 such that a Recipient continues to own Awards or replacement awards, but in connection with such Change in Control the Recipient’s employment with the Company or an Affiliated Entity is terminated by the Company or an Affiliated Entity, then, subject to Sections 5.12 and 5.15 and the terms of any written employment agreement between the Company or any Affiliated Entity and the Recipient and the specific terms of any Award, such Recipient will have the right to exercise or receive the full benefit of the Recipient’s Awards during the applicable time period provided in Section 5.12, without regard to any vesting or performance requirements or other milestones.
          (b) Employment Termination. For purposes of this Section, and subject to any separate written agreement binding upon the Company, a Recipient’s employment with the Company or any Affiliated Entity will be deemed to have been terminated in connection with a Change in Control if: (i) the Recipient is removed from the Recipient’s employment by, or resigns the Recipient’s employment upon the request of, a Person exercising practical voting control over the Company following the Change in Control or a person acting upon authority or at the instruction of such Person; or (ii) the Recipient’s position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel within 180 days after the consummation of the Change in Control and the Recipient is not offered a replacement position with compensation substantially similar to the compensation in effect immediately before the Change in Control. Unless otherwise provided in a written agreement with the Company or any Affiliated Entity, assignment of a Recipient to different duties or reporting will not be deemed to constitute or justify termination of Recipient’s employment in connection with the Change in Control.
ARTICLE IX
DEFINITIONS
     Capitalized terms used in this Plan and not otherwise defined have the meanings set forth below:
     “Administrator” means the Board as long as no Committee has been appointed and is in effect and also means the Committee to the extent that the Board has delegated authority thereto.
     “Affiliated Entity” means any Parent Corporation of the Company or Subsidiary Corporation of the Company or any other entity controlling, controlled by, or under common control with the Company.
     “Applicable Dividend Period” means (i) the period between the date a Dividend Equivalent is granted and the date the related Stock Option, SAR, or other Award is exercised, terminates, or is converted to Common Stock, or (ii) such other time as the Administrator may specify in the written instrument evidencing the grant of the Dividend Equivalent.
     “Award” means any Stock Option, Performance Award, Restricted Stock, Stock Appreciation Right, Stock Payment, Stock Bonus, Stock Sale, Phantom Stock, Dividend Equivalent, or Other Stock-Based Benefit granted or sold to an Eligible Person under this Plan, or any similar award granted by the Company prior to the Effective Date and outstanding as of the Effective Date that is governed by this Plan.
     “Award Document” means the agreement or confirming memorandum setting forth the terms and conditions of an Award.
     “Board” means the Board of Directors of the Company.
     “Change in Control” means the following and shall be deemed to occur if any of the following events occurs:
     (i) Any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or
     (ii) Individuals who, as of the effective date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any person, entity or group (as defined above) having the power to exercise, through beneficial ownership, voting agreement and/or proxy, twenty percent (20%) or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual’s election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or
     (iii) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company’s assets or a Reorganization of the Company with any other person, corporation or other entity, other than
          (A) a Reorganization that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a Reorganization that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such Reorganization (or series of related transactions involving such a Reorganization), or
          (B) a Reorganization effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or
     (iv) Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.
     “Committee” means any committee appointed by the Board to administer this Plan pursuant to Section 4.1.
     “Common Stock” means the common stock of the Company, as constituted on the Effective Date, and as thereafter adjusted under Section 3.4.
     “Company” means Ashworth, Inc., a Delaware corporation.
     “Dividend Equivalent” means a right granted by the Company under Section 6.6 to a holder of a Stock Option, Stock Appreciation Right or other Award denominated in shares of Common Stock to receive from the Company during the Applicable Dividend Period payments equivalent to the amount of dividends payable to holders of the number of shares of Common Stock underlying such Stock Option, Stock Appreciation Right, or other Award.
     “Effective Date” means December 14, 1999 which is the date this Plan was adopted by the Board.
     “Eligible Person” includes directors, officers, employees, consultants and advisors of the Company or of any Affiliated Entity.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Act Registered Company” means that the Company has any class of any equity security registered pursuant to Section 12 of the Exchange Act.
     “Expiration Date” means December 14, 2017.
     “Fair Market Value” of a share of the Company’s capital stock as of a particular date means: (i) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the Nasdaq National Market), the arithmetic mean of the highest and lowest sale prices of the stock for the trading day immediately preceding such date on the primary exchange upon which the stock trades, as measured by volume, as published in The Wall Street Journal, or, if no sale price was quoted for such date, then as of the next preceding date on which such a sale price was quoted; or (ii) if the stock is not then listed on an exchange or the Nasdaq National Market, the average of the closing bid and asked prices per share for the stock in the over-the-counter market on such date (in the case of (i) or (ii), subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the fair market value of the stock on the date an Award is granted); or (iii) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Administrator, provided, however, that (A) when appropriate, the Administrator in determining Fair Market Value of capital stock of the Company may take into account such other factors as it may deem appropriate under the circumstances, and (B) if the stock is traded on the Nasdaq SmallCap Market and both sales prices and bid and asked prices are quoted or available, the Administrator may elect to determine Fair Market Value under either clause (i) or (ii) above. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options must be determined in compliance with applicable provisions of the IRC. The Fair Market Value of rights or property other than capital stock of the Company means the fair market value thereof as determined by the Administrator on the basis of such factors as it may deem appropriate.
     “Incentive Stock Option” means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC.
     “IRC” means the Internal Revenue Code of 1986, as amended.
     “Just Cause Dismissal” means a termination of a Recipient’s employment for any of the following reasons: (i) the Recipient violates any reasonable rule or regulation of the Board, the Company’s President or Chief Executive Officer or the Recipient’s superiors that results in damage to the Company or any Affiliated Entity or which, after written notice to do so, the Recipient fails to correct within a reasonable time not exceeding 15 days; (ii) any willful misconduct or gross negligence by the Recipient in the responsibilities assigned to the Recipient; (iii) any willful failure to perform the Recipient’s job as required to meet the objectives of the Company or any Affiliated Entity; (iv) any wrongful conduct of a Recipient which has an adverse impact on the Company or any Affiliated Entity or which constitutes a misappropriation of assets of the Company or any Affiliated Entity; (v) the Recipient does any of the things described in Section 5.15; or (vi) any other conduct that the Administrator reasonably determines constitutes Just Cause for Dismissal; provided, however, that if a Recipient is party to an employment agreement with the Company or any Affiliated Entity providing for just cause dismissal (or some comparable concept) of Recipient from Recipient’s employment with the Company or any Affiliated Entity, “Just Cause Dismissal” for purposes of this Plan will have the same meaning as ascribed thereto or to such comparable concept in such employment agreement.
     “Nonqualified Stock Option” means a Stock Option that is not an Incentive Stock Option.

     “Other Stock-Based Benefits” means an Award granted under Section 6.10.
     “Parent Corporation” means any Parent Corporation as defined in Section 424(e) of the IRC.
     “Performance Award” means an Award under Section 6.2, payable in cash, Common Stock or a combination thereof, that vests and becomes payable over a period of time upon attainment of performance criteria established in connection with the grant of the Award.
     “Performance-Based Compensation” means performance-based compensation as described in Section 162(m) of the IRC. If the amount of compensation an Eligible Person will receive under any Award is not based solely on an increase in the value of Common Stock after the date of grant or award, the Administrator, in order to qualify an Award as performance-based compensation under Section 162(m) of the IRC, can condition the grant, award, vesting, or exercisability of such an Award on the attainment of a preestablished, objective performance goal. For this purpose, a preestablished, objective performance goal may include one or more of the following performance criteria: (a) cash flow, (b) earnings per share (including earnings before interest, taxes, and amortization), (c) return on equity, (d) total Shareholder return, (e) return on capital, (f) return on assets or net assets, (g) income or net income, (h) operating income or net operating income, (i) operating margin, (j) return on operating revenue, and (k) any other similar performance criteria.
     “Permanent Disability” means that the Recipient becomes physically or mentally incapacitated or disabled so that the Recipient is unable to perform substantially the same services as the Recipient performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three (3) consecutive months or six (6) months in any 12-month period or such other period(s) as may be determined by the Administrator with respect to any Award, provided that for purposes of determining the period during which an Incentive Stock Option may be exercised pursuant to Section 6.1(e), Permanent Disability shall mean “permanent and total disability” as defined in Section 22(e) of the IRC.
     “Person” means any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (i) the Company and its subsidiaries, (ii) any employee stock ownership or other employee benefit plan maintained by the Company and (iii) an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof.
     “Phantom Stock” means an Award granted under Section 6.9.
     “Plan” means this Second Amended and Restated 2000 Equity Incentive Plan of the Company.
     “Plan Term” means the period during which this Plan remains in effect (commencing the Effective Date and ending on the Expiration Date).
     “Purchase Price” means the purchase price (if any) to be paid by a Recipient for Restricted Stock as determined by the Administrator (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of Common Stock which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met).
     “Recipient” means a person who has received an Award.
     “Reorganization” means any merger, consolidation or other reorganization.

     “Restricted Stock” means Common Stock that is the subject of an Award made under Section 6.3 and that is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met, as set forth in this Plan and in any statement evidencing the grant of such Award.
     “Retirement” of a Recipient means the Recipient’s resignation from the Company or any Affiliated Entity after reaching age 60 and at least five years of full-time employment by the Company or any Affiliated Entity, without any circumstances that would justify a Just Cause Dismissal of the Recipient.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Shareholder Agreement” has the meaning set forth in Section 5.6.
     “Significant Stockholder” is an individual who, at the time a Stock Option is granted to such individual under this Plan, owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation (after application of the attribution rules set forth in Section 424(d) of the IRC).
     “Stock Appreciation Right” or “SAR” means a right granted under Section 6.4 to receive a payment that is measured with reference to the amount by which the Fair Market Value of a specified number of shares of Common Stock appreciates from a specified date, such as the date of grant of the SAR, to the date of exercise.
     “Stock Bonus” means an issuance or delivery of unrestricted or restricted shares of Common Stock under Section 6.7 as a bonus for services rendered or for any other valid consideration under applicable law.
     “Stock Payment” means a payment in shares of the Company’s Common Stock under Section 6.5 to replace all or any portion of the compensation or other payment (other than base salary) that would otherwise become payable to the Recipient in cash.
     “Stock Option” means a right to purchase stock of the Company granted under Section 6.1 of this Plan.
     “Stock Sale” means a sale of Common Stock to an Eligible Person under Section 6.8.
     “Subsidiary Corporation” means any Subsidiary Corporation as defined in Section 424(f) of the IRC.

EXHIBIT A to
Ashworth, Inc.
Second Amended and Restated 2000 Equity Incentive Plan
NOTICE OF EXERCISE
Ashworth, Inc.
Re: Stock Option
     Notice is hereby given that I elect to purchase the number of shares (the “Shares”) set forth below pursuant to the stock option referenced below at the exercise price applicable thereto:

Option Grant Date:

Total Number of Shares Underlying Original Option:

Number of Shares for which Option has been previously exercised:

Exercise Price Per Share:

Number of Shares Being

Acquired With This Exercise:

          A check in the amount of the aggregate price of the shares being purchased is attached.
          I hereby confirm that such shares are being acquired by me for my own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof. I will not sell or dispose of my Shares in violation of the Securities Act of 1933, as amended, or any applicable federal or state securities laws. Further, I understand that the exemption from taxable income at the time of exercise is dependent upon my holding such stock for a period of at least one year from the date of exercise and two years from the date of grant of the Option.
          I understand that the certificate representing the Shares will bear a restrictive legend within the contemplation of the Securities Act and as required by such other state or federal law or regulation applicable to the issuance or delivery of the Shares.
          I agree to provide to the Company such additional documents or information as may be required pursuant to the Company’s Second Amended and Restated 2000 Equity Incentive Plan.

(signature)

(name of Optionee)

ASHWORTH, INC.
NOTICE OF OPTION GRANT
     This Notice of Option Grant will confirm that as of                     , ___, Ashworth, Inc. (the “Company”) granted a stock option to you pursuant to the Company’s Second Amended and Restated 2000 Equity Incentive Plan (the “Plan”) upon the following terms and conditions:

Option Grant Date:	,

Type of Option:	Incentive

Maximum Number of
Shares of Common
Stock Issuable Upon
Exercise of Option:

Exercise Price:	$ per share

Vesting Schedule:

Expiration Date:	,
     In addition to the terms described herein, this award is subject to the terms and conditions of the Plan, a copy of which is attached hereto and incorporated herein by reference.
     SALE, TRANSFER OR HYPOTHECATION OF THE OPTION REFERRED TO ABOVE AND SHARES ISSUABLE UNDER THIS OPTION ARE SUBJECT TO RESTRICTIONS UNDER THE PLAN AND APPLICABLE LAW.

ASHWORTH, INC.

By:
Name:
Title:

ASHWORTH, INC.
SECOND AMENDED AND RESTATED
2000 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
     THIS STOCK OPTION AGREEMENT (this “Agreement”) is made effective as of the Option Grant Date set forth below, by and between Ashworth, Inc., a Delaware corporation (the “Company”), and                                                              (“Optionee”). Terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Company’s Second Amended and Restated 2000 Equity Incentive Plan (the “Plan”). The parties agree as follows:
     1. Governing Plan. Optionee has received a copy of the Plan. This Agreement is subject in all respects to the applicable provisions of the Plan, which are incorporated herein by reference. In the case of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control.
     2. Grant of Option. The Company hereby grants to Optionee a stock option (the “Option”) to purchase shares of the Company’s Common Stock upon the following terms and conditions:

Option Grant Date:

Type of Option
(Incentive/Nonqualified):

Maximum Number of Shares of Common Stock Issuable Upon Exercise of Option:

Purchase Price Per Share:	$

Vesting Schedule:
     3. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made or to be performed wholly within the State of California.
     IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement effective as of the Option Grant Date.

The Company:	Optionee:

By:

Its:	Name:

C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. ELECT three Class III directors of the Company 01 — David M. Meyer 02 — James G. O’Connor 03 - John W. Richardson to serve for the ensuing three years: + Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 01 02 03 For All EXCEPT — To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain For Against Abstain 2. APPROVE amendments to the Company’s Amended and Restated 3. RATIFY the selection of Moss Adams LLP as the 2000 Equity Incentive Plan (the “2000 Incentive Plan”) to (i) increase the Company’s independent registered public accounting number of shares available thereunder by 500,000, (ii) extend the term firm for our fiscal year ending October 31, 2008. of the 2000 Incentive Plan by an additional eight years such that the 2000 Incentive Plan expires on December 14, 2017, and (iii) re-approve the material terms of the performance goals of the 2000 Incentive Plan. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 0 1 7 8 1 9 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00W2RA

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ASHWORTH, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Edward J. Fadel and Greg W. Slack, and each of them individually, as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of Ashworth, Inc., held by the undersigned on April 1, 2008, at the annual meeting of stockholders to be held on Thursday, May 29, 2008, or any postponement or adjournment thereof, with like effect as if the undersigned were personally present and voting upon the matters set forth herein. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR APPROVAL OF THE AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN AND FOR RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith and directs that his, her or its votes be cast by the above named proxies in the manner directed herein. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING, OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH HEREIN.